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                             ____________________

                              AEI RESOURCES, INC.

                                   AS ISSUER



                                THE GUARANTORS

                                 NAMED HEREIN


                              UP TO $225,000,000

                  11 1/2% SENIOR SUBORDINATED NOTES DUE 2006

                                   INDENTURE


                        _______________________________


                         Dated as of December 14, 1998


                        _______________________________


                      State Street Bank and Trust Company

                                  as Trustee

================================================================================
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                               TABLE OF CONTENTS

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                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.    Definitions...............................................   1
SECTION 1.02.    Other Definitions.........................................  26
SECTION 1.03.    TIA Terms.................................................  27
SECTION 1.04.    Rules of Construction.....................................  27

                                  ARTICLE TWO

                                   THE NOTES

SECTION 2.01.    Form and Dating...........................................  28
SECTION 2.02.    Execution and Authentication..............................  29
SECTION 2.03.    Registrar and Paying Agent................................  31
SECTION 2.04.    Paying Agent to Hold Money in Trust.......................  31
SECTION 2.05.    Holder Lists..............................................  31
SECTION 2.06.    Transfer and Exchange.....................................  32
SECTION 2.07.    Replacement Notes.........................................  47
SECTION 2.08.    Outstanding Notes.........................................  48
SECTION 2.09.    Treasury Notes............................................  48
SECTION 2.10.    Temporary Notes...........................................  49
SECTION 2.11.    Cancellation..............................................  49
SECTION 2.12.    Defaulted Interest........................................  49
SECTION 2.13.    CUSIP Number..............................................  50

                                 ARTICLE THREE

                           REDEMPTION AND PREPAYMENT

SECTION 3.01.    Notices to Trustee........................................  50
SECTION 3.02.    Selection of Notes to Be Redeemed.........................  50
SECTION 3.03.    Notice of Redemption......................................  51
SECTION 3.04.    Effect of Notice of Redemption............................  52
SECTION 3.05.    Deposit of Redemption Price...............................  52
SECTION 3.06.    Notes Redeemed in Part....................................  52
SECTION 3.07.    Optional Redemption.......................................  52
SECTION 3.08.    Mandatory Redemption......................................  54
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SECTION 3.09.    Offer to Purchase by Application of Excess Proceeds.......  54

                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.    Payment of Notes..........................................  56
SECTION 4.02.    Maintenance of Office or Agency...........................  57
SECTION 4.03.    Reports...................................................  57
SECTION 4.04.    Compliance Certificate....................................  58
SECTION 4.05.    Taxes.....................................................  59
SECTION 4.06.    Stay, Extension and Usury Laws............................  59
SECTION 4.07.    Restricted Payments.......................................  59
SECTION 4.08.    Dividend and Other Payment Restrictions Affecting
                   Restricted Subsidiaries.................................  64
SECTION 4.09.    Incurrence of Indebtedness and Issuance of Preferred
                   Stock...................................................  66
SECTION 4.10.    Asset Sales...............................................  69
SECTION 4.11.    Transactions with Affiliates..............................  70
SECTION 4.12.    Liens.....................................................  71
SECTION 4.13.    Business Activities.......................................  71
SECTION 4.14.    Corporate Existence.......................................  72
SECTION 4.15.    Offer to Repurchase upon Change of Control................  72
SECTION 4.16.    Limitation on Issuances and Sales of Equity Interests in
                   Wholly Owned Subsidiaries...............................  73
SECTION 4.17.    Limitation on Layering....................................  73
SECTION 4.18.    Payments for Consent......................................  73
SECTION 4.19.    Additional Subsidiary Guarantees..........................  74

                                  ARTICLE FIVE

                                   SUCCESSORS

SECTION 5.01.    Merger, Consolidation, or Sale of Assets..................  74
SECTION 5.02.    Successor Corporation Substituted.........................  75

                                  ARTICLE SIX

                             DEFAULTS AND REMEDIES

SECTION 6.01.    Events of Default.........................................  76
SECTION 6.02.    Acceleration..............................................  78
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                                     -ii-
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SECTION 6.03.    Other Remedies............................................  78
SECTION 6.04.    Waiver of Past Defaults...................................  79
SECTION 6.05.    Control by Majority.......................................  79
SECTION 6.06.    Limitation on Suits.......................................  79
SECTION 6.07.    Rights of Holders of Notes to Receive Payment.............  80
SECTION 6.08.    Collection Suit by Trustee................................  80
SECTION 6.09.    Trustee May File Proofs of Claim..........................  80
SECTION 6.10.    Priorities................................................  81
SECTION 6.11.    Undertaking for Costs.....................................  81

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.    Duties of Trustee.........................................  82
SECTION 7.02.    Rights of Trustee.........................................  83
SECTION 7.03.    Individual Rights of Trustee..............................  84
SECTION 7.04.    Trustee's Disclaimer......................................  84
SECTION 7.05.    Notice of Defaults........................................  85
SECTION 7.06.    Reports by Trustee to Holders of the Notes................  85
SECTION 7.07.    Compensation and Indemnity................................  85
SECTION 7.08.    Replacement of Trustee....................................  86
SECTION 7.09.    Successor Trustee by Merger, etc..........................  88
SECTION 7.10.    Eligibility; Disqualification.............................  88
SECTION 7.11.    Preferential Collection of Claims Against Company.........  88

                                 ARTICLE EIGHT

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE


SECTION 8.01.    Option to Effect Legal Defeasance or Covenant
                   Defeasance..............................................  88
SECTION 8.02.    Legal Defeasance and Discharge............................  89
SECTION 8.03.    Covenant Defeasance.......................................  89
SECTION 8.04.    Conditions to Legal or Covenant Defeasance................  90
SECTION 8.05.    Deposited Money and Government Securities to Be Held
                   in Trust; Other Miscellaneous Provisions................  91
SECTION 8.06.    Repayment to Company......................................  92
SECTION 8.07.    Reinstatement.............................................  92
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                                     -iii-
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                                 ARTICLE NINE

                       AMENDMENT, SUPPLEMENT AND WAIVER
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SECTION 9.01.    Without Consent of Holders of Notes.......................  93
SECTION 9.02.    With Consent of Holders of Notes..........................  94
SECTION 9.03.    Compliance with Trust Indenture Act.......................  96
SECTION 9.04.    Revocation and Effect of Consents.........................  96
SECTION 9.05.    Notation on or Exchange of Notes..........................  96
SECTION 9.06.    Trustee to Sign Amendments, etc...........................  96

                                  ARTICLE TEN

                                   GUARANTEES

SECTION 10.01.    Guarantee................................................  97
SECTION 10.02.    Agreement to Subordinate.................................  98
SECTION 10.03.    Limitation on Liability of Holdings and Guarantors.......  98
SECTION 10.04.    Liquidation; Dissolution; Bankruptcy.....................  99
SECTION 10.05.    Holdings and Guarantors Not to Make Payments with
                    Respect to Guarantees in Certain Circumstances.........  99
SECTION 10.06.    When Distribution Must Be Paid Over...................... 100
SECTION 10.07.    Subrogation.............................................. 100
SECTION 10.08.    Subordination May Not Be Impaired by
                    Holdings or Guarantors................................. 101
SECTION 10.09.    Distribution or Notice to Representative................. 101
SECTION 10.10.    Rights of Trustee and Paying Agent....................... 101
SECTION 10.11.    Officers' Certificate.................................... 102
SECTION 10.12.    Obligation of Holdings and Guarantors Unconditional...... 102
SECTION 10.13.    Article Ten Not To Prevent Events of Default............. 103
SECTION 10.14.    Execution and Delivery of Guarantee...................... 103
SECTION 10.15.    Guarantors May Consolidate, Etc., on Certain Terms....... 104
SECTION 10.16.    Releases Following Sale of Assets........................ 105

                                 ARTICLE ELEVEN

                                 SUBORDINATION


SECTION 11.01.    Agreement to Subordinate................................. 105
SECTION 11.02.    Liquidation; Dissolution; Bankruptcy..................... 106
SECTION 11.03.    Company Not to Make Payments with Respect to Notes
                    in Certain Circumstances............................... 106
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                                     -iv-
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SECTION 11.04.    Acceleration of Notes.................................... 108
SECTION 11.05.    When Distribution Must Be Paid Over...................... 108
SECTION 11.06.    Notice by Company........................................ 108
SECTION 11.07.    Subrogation.............................................. 108
SECTION 11.08.    Relative Rights.......................................... 109
SECTION 11.09.    Subordination May Not Be Impaired by Company............. 109
SECTION 11.10.    Distribution or Notice to Representative................. 109
SECTION 11.11.    Rights of Trustee and Paying Agent....................... 109
SECTION 11.12.    Officers' Certificate.................................... 110
SECTION 11.13.    Obligation of Company Unconditional...................... 110
SECTION 11.14.    Article Eleven Not To Prevent Events of Default.......... 111
SECTION 11.15.    Trustee's Compensation Not Prejudiced.................... 111

                                 ARTICLE TWELVE

                                 MISCELLANEOUS


SECTION 12.01.    Trust Indenture Act Controls............................. 111
SECTION 12.02.    Notices.................................................. 111
SECTION 12.03.    Communication by Holders of Notes with Other Holders
                    of Notes............................................... 113
SECTION 12.04.    Certificate and Opinion as to Conditions Precedent....... 113
SECTION 12.05.    Statements Required in Certificate or Opinion............ 113
SECTION 12.06.    Rules by Trustee and Agents.............................. 114
SECTION 12.07.    No Personal Liability of Directors, Officers, Employees
                    and Stockholders....................................... 114
SECTION 12.08.    Governing Law............................................ 114
SECTION 12.09.    No Adverse Interpretation of Other Agreements............ 115
SECTION 12.10.    Successors............................................... 115
SECTION 12.11.    Severability............................................. 115
SECTION 12.12.    Counterpart Originals.................................... 115
SECTION 12.13.    Table of Contents, Headings, etc......................... 115
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EXHIBITS

Exhibit A-1  Form of Note
Exhibit A-2  Form of Regulation S Temporary Global Note
Exhibit B    Form of Certificate of Transfer
Exhibit C    Form of Certificate of Exchange
Exhibit D    Form of Certificate of Acquiring Institutional Accredited Investor
Exhibit E    Form of Senior Subordinated Guarantee
Exhibit F    Form of Supplemental Indenture

          INDENTURE dated as of December 14, 1998 among AEI Resources, Inc., a Delaware corporation (the "Company"), AEI Resources Holding, Inc. ("Holdings"), as a guarantor, the subsidiary guarantors named herein (the "Guarantors") and State Street Bank and Trust Company, as trustee (the "Trustee").

          The Company, Holdings, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11 1/2% Series A Senior Subordinated Notes due 2006 (the "Series A Notes") and the 11 1/2% Series B Senior Subordinated Notes due 2006 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):


                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01.  Definitions.
                         -----------

          "144A Global Note" means a global note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

          "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Acquisitions" means the acquisition by the Company of: (i) all of the outstanding capital stock of Zeigler Coal Holding Company, (ii) all of the outstanding capital stock of certain subsidiaries of Cyprus Amax Coal Company and certain mining equipment used by such subsidiaries together with an agreement to pay Cyprus Amax Coal Company or its affiliate certain royalties,
(iii) all of the outstanding capital stock of Mid-Vol Leasing, Inc., Mega Minerals, Inc. and Premium Processing, Inc. together with an agreement to pay the former owners of Mid-Vol Leasing, Inc. certain royalties, (iv) all of the outstanding capital stock of Kindill and Heyman Holding, Inc., (v) certain of the assets of The Battle Ridge Companies, (vi) the stock of Leslie Resources, Inc. and Leslie Resources Manage-ment, Inc., (vii) certain facilities, equipment and intellectual property through the purchase of a substantial portion of the assets of the Mining Technologies Division of Addington Enterprises, Inc., (viii) all of the outstanding capital stock of Martiki Coal Corporation and (ix) all of the outstanding capital stock of Ikerd-Bandy Coal, Inc.

          "Additional Assets" means (i) any property or assets (other than Capital Stock, Indebtedness or rights to receive payments over a period greater than 180 days, other than with respect to coal supply contract restructurings) that are usable by the Company or a Restricted Subsidiary in a Permitted Business or (ii) the Capital Stock of a Person that is at the time, or becomes, a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary.

          "Additional Notes" means up to $75.0 million in aggregate principal amount of Notes (other than the Initial Notes) issued under this Indenture subsequent to the date of this Indenture in accordance with Sections 2.02 and
4.09 hereof, as part of the same series of the Initial Notes.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

          "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of coal or rights to acquire coal or sales of mining equipment and related parts and services, in each case, in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of
Section 4.15 and/or the provisions described under Section 5.01 and not by the provisions of Section 4.10), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of

Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions, (a) that have a fair market value in excess of $2.0 million or (b) for Net Proceeds in excess of $2.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Guarantor Restricted Subsidiary or by a Guarantor Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (iii) a Restricted Payment that is permitted by, or an Investment that is not prohibited by, the covenant described under Section 4.07, (iv) a disposition of Cash Equivalents or obsolete equipment, (v) foreclosures on assets, (vi) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof,
(vii) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry and (viii) the sale or disposition by the Company or a Restricted Subsidiary of its Equity Interest in, or all or substantially all of the assets of, an Unrestricted Subsidiary.

          "Assets Held for Sale" means assets of the Company that are reported on the pro forma financial statements of the Company contained in the Offering Memorandum as assets held for sale in accordance with GAAP.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Board of Directors" means the board of directors of AEI Resources, Inc. or any authorized committee of the Board of Directors.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the U.S. Government or any agency thereof, (b) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any lender under the Senior Credit Facilities or of any commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, except that up to $10.0 million of such certificates of deposit, time deposits and overnight deposits may be of or with the Kentucky Bank and Trust Company at any one time, (c) repurchase obligations of any lender under the Senior Credit Facilities or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 90 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard & Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency if both of S&P and Moody's cease publishing ratings of investments, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any lender under the Senior Credit Facilities or any commercial bank satisfying the requirements of clause (b) of this definition or
(g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "Cedel" means Cedel Bank, S.A.

          "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) other than a Principal or a Related Party of a Principal, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties or (prior to the establishment of a Public Market) a Permitted Group, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), or (iv) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance). For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

          "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (ii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs, deferred financing fees and original issue discount, noncash interest payments, the interest component of any deferred payment obligations (other than employee benefit obligations), the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iii) depreciation, depletion, amortization (including amortization of goodwill and other intangibles) and other noncash charges and expenses (including, without limitation, writedowns and impairment of property, plant and equipment and intangibles and other long-lived assets) (excluding any such noncash expense for periods after the date of this Indenture to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other noncash expenses were deducted in computing such Consolidated Net Income, plus (v) unusual or nonrecurring charges incurred either (A) prior to the date of this Indenture or (B) within twelve months thereafter and in connection with any of the transactions contemplated by the Transaction Documents, in each case to the extent deducted in computing such Consolidated Net Income, minus (vi) noncash items increasing such Consolidated Net Income for such period (other than accruals in accordance with GAAP), plus (vii) noncash items decreasing such Consolidated Net Income for such period (other than accruals in accordance with GAAP), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, depletion and amortization and other noncash expenses of, a Restricted Subsidiary that is not a Guarantor shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) the Net Income (or loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries, (vi) any non-cash expense related to employee equity participation programs or stock option or similar plans shall be disregarded, and (vii) losses of Tek-Kol Partnership prior to the date of this Indenture shall be disregarded.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

          "Credit Facilities" means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Senior Credit Facilities) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

          "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "Designated Noncash Consideration" means the fair market value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

          "Designated Senior Indebtedness" means (i) any Indebtedness outstanding under the Senior Credit Facility and (ii) any Indebtedness outstanding under the Senior Notes Indenture.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of

Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

          "Domestic Subsidiary" means a Restricted Subsidiary that is (i) formed under the laws of the United States of America or a state or territory thereof or (ii) as of the date of determination, treated as a domestic entity or a partnership or a division of a domestic entity for United States federal income tax purposes.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Equity Offering" means any public or private sale of equity securities (excluding Disqualified Stock) of the Company or Holdings (to the extent that the net proceeds therefrom are contributed to the Company as common equity capital), other than any private sales to an Affiliate of the Company.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

          "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

          "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

          "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facilities, the Senior Notes, the Notes and related Guarantees) in existence on the date of this Indenture, including, without duplication, outstanding letters of credit which support such Indebtedness, until such amounts are repaid.

          "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Unless the TIA otherwise requires, fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

          "Fixed Charge Coverage Ratio" means with respect to any Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date or held for sale as of the date of this Indenture, shall be excluded and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

          "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations (other than employee benefit obligations), the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to

Hedging Obligations, but excluding amortization of debt issuance costs), and
(ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on the portion of Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the effective combined federal, state and local tax rate of such Person for such period, expressed as a decimal, in each case, for the Company and its Restricted Subsidiaries on a consolidated basis and in accordance with GAAP.

          "Foreign Subsidiaries" means Subsidiaries of the Company that are not Domestic Subsidiaries.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

          "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

          "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Guarantors" means each of (i) the Company's Domestic Subsidiaries at the date of the closing of the Acquisitions, other than Yankeetown Dock Corporation and the respective Subsidiaries of Yankeetown Dock Corporation at the date of this Indenture and (ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

          "Guarantor Senior Indebtedness" means, with respect to any Guarantor, at any date, (a) all Obligations, if any, of such Guarantor under the Credit Facilities; (b) all Obligations of such Guarantor under Hedging Obligations (including Post-Petition Interest); (c) all Obligations of such Guarantor under stand-by letters of credit; and (d) all other Indebtedness of such Guarantor for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness unless the instrument under which such Indebtedness of such Guarantor for money borrowed is incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to such Guarantor's Subsidiary Guarantee, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (b) any Indebtedness among or between such Guarantor and any Subsidiary of such Guarantor; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Indebtedness evidenced by such Guarantor's Subsidiary Guarantee; (e) Indebtedness of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor; (f) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations); and (g) any obligation that by operation of law is subordinate to any general unsecured obligations of such Guarantor.

          "Haulage and Delivery Agreement" means that certain agreement dated as of October 22, 1997 between the Company and TASK, as the same may be extended or renewed from time to time without alteration of the material terms thereof.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices, in each case for the purpose of risk management and not for speculation.

          "Holder" means a Person in whose name a Note is registered.

          "Holdings" means AEI Resources Holding, Inc., a Delaware corporation and the 100% parent of the Company.

          "IAI Global Note" means the global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person, but excluding from the definition of "Indebtedness," any of the foregoing that constitutes (1) an accrued expense, (2) trade payables, (3) Obligations in respect of reclamation, workers' compensation, including black lung, pensions and retiree health care, in each case to the extent not overdue for more than 90 days and (4) agreements to make royalty payments, including minimum royalty payments, that are entered into in connection with the acquisition of assets to be used in a Permitted Business and which comprise part of the purchase price of the assets acquired. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "Initial Notes" means the first $150.0 million in aggregate principal amount of Notes issued under this Indenture on the date hereof.

          "Initial Purchaser" means Warburg Dillon Read LLC.

          "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a PIB.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of any portion of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described under Section 4.07.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, or the city in which the principal corporate trust office of the Trustee is located, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financ-ing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Manufacture and Service Agreement" means that certain agreement dated as of November 12, 1998 between Addington Enterprises or its affiliate and MTI, as the same may be extended or renewed from time to time without alteration of the material terms thereof.

          "Marketable Securities" means, with respect to any Asset Sale, any readily marketable equity securities that are (i) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and (ii) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided that the excess of (A) the aggregate amount of securities of any one such corporation held by the Company and any Restricted Subsidiary over (B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities; as determined on the date of the contract relating to such Asset Sale.

          "MMI Leases" means all equipment leases between the Company and its Subsidiaries and MMI in existence as of the date of this Indenture; provided that MMI Leases shall not include any extension, renewal, exercise of option or modification of any equipment lease between the Company and its Subsidiaries and MMI.

          "MMI Service Agreement" means that certain agreement dated as of October 22, 1997 between MMI and the Company, as the same may be extended or renewed from time to time without alteration of the material terms thereof.

          "Net Income" means, with respect to any Person, the net income or loss of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for or benefit related to taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring item, together with any related provision or benefit for taxes on such extraordinary or nonrecurring item.

          "Net Proceeds" means the aggregate proceeds (cash or property) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale) or the sale or disposition of any Investment, net of the direct costs relating to such Asset Sale, sale or disposition (including, without limitation, legal, accounting and investment banking fees, and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "Non-Guarantor Subsidiaries" means (i) Yankeetown Dock Corporation and its direct and indirect Subsidiaries, (ii) the Company's future Unrestricted Subsidiaries and (iii) the Company's current and future Foreign Subsidiaries.

          "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of any Unrestricted Subsidiaries, (b) is directly or indirectly liable (as a guarantor or otherwise) other than by virtue of a pledge of the Equity Interests of any Unrestricted Subsidiaries, or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Non-U.S. Person" means a Person who is not a U.S. Person. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

          "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

          "Obligations" means any principal, premium (if any), interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, Guarantees and other liabilities and amounts payable under the documentation governing any Indebtedness or in respect thereto.

          "Offering" means the offering of the Notes by the Company.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial

Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

          "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.05 hereof.

          "Opinion of Counsel" means an opinion in form and substance reasonably satisfactory to the Trustee and from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

          "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

          "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

          "Permitted Business" means coal production, coal mining, coal brokering, coal transportation, mine development, energy related businesses, coal, natural gas, petroleum or other fossil fuel exploration, production, marketing, transportation and distribution and other related businesses and activities of the Company and its Subsidiaries as of the date of this Indenture and any business or activity that is reasonably similar to any of the foregoing or a reasonable extension, development or expansion thereof or ancillary to any of the foregoing.

          "Permitted Group" means any group of investors that is deemed to be a "person" (as such term is used in Section 13(d)(3) of the Exchange Act) by virtue of any agreement or arrangement among two or more Persons, provided that no single Person (together with its Affiliates), other than the Principals and their Related Parties, is the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition, and beneficial ownership shall be determined without regard to such agreement or arrangement), directly or indirectly, of (A) more than 50% of the Voting Stock of the Company that is "beneficially owned" (as defined above) by such group of investors and (B) more of the Voting Stock of the Company than is at the time "beneficially owned" (as defined above) by the Principals and their Related Parties in the aggregate (Voting Stock, in each case, measured by voting power rather than number of shares).

          "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents;
(c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (e) any Investment existing on the date of this Indenture (an "Existing Investment") and any Investment that replaces, refinances or refunds an Existing Investment, provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded; (f) advances to employees not in excess of $5.0 million outstanding at any one time; (g) Hedging Obligations permitted under clause (vii) of Section 4.09; (h) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; (i) any Investment in a Permitted Business (whether or not an Investment in an Unrestricted Subsidiary) having an aggregate fair market value that, when taken together with all other Investments made pursuant to this clause (i), does not exceed in aggregate amount the sum of (1) 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus (2) 100% of the Net Proceeds from the sale or disposition of any Investment previously made pursuant to this clause (i) or 100% of the amount of any dividend, distribution or payment from any such Investment, net of income taxes paid or payable in respect thereof, in each case up to the amount of the Investment that was made pursuant to this clause (i) and 50% of the amount of such Net Proceeds or 50% of such dividends, distributions or payments, in each case received in excess of the amount of the Investments made pursuant to this clause (i); (j) guarantees (including Guarantees) of Indebtedness permitted under Section 4.09; (k) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of the transfer of title with respect to any secured Investment in default as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to such secured Investment; (l) that portion of any Investment by the Company or a Restricted Subsidiary in a Permitted Business to the extent that the Company or such Restricted Subsidiary will re-ceive in a substantially concurrent transaction an amount in cash equal to the amount of such Investment (or the fair market value of such Investment), net of any obligation to pay taxes or other amounts in respect of the receipt of such cash; and (m) any Investment made by the Company or any Restricted Subsidiary in an Unrestricted Subsidiary with the proceeds of any equity contribution to or sale of Equity Interest by the Company or any Restricted Subsidiary, provided that such proceeds shall not increase the amount available pursuant to clause
(c) of the first paragraph of the covenant described under Section 4.07; provided that the receipt of such cash does not carry any obligation by the Company or such Restricted Subsidiary to repay or return such cash; provided, however, that with respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses so that the entire Investment would be a Permitted Investment.

          "Permitted Junior Securities" means any securities of the Company or any other Person that are (i) equity securities without covenants or (ii) subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in this Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of this Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of this Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued).

          "Permitted Liens" means (i) Liens securing Indebtedness under Credit Facilities that was permitted by the terms of this Indenture to be incurred;
(ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security; (vii) Liens exist-ing on the date of this Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens on assets of Guarantors to secure Guarantor Senior Indebtedness of such Guarantors that was permitted by this Indenture to be incurred; (x) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (xi) Liens on assets of Foreign Subsidiaries to secure Indebtedness that was permitted by this Indenture to be incurred; (xii) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business; (xiii) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceeding may be initiated shall not have expired; (xiv) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or such Subsidiaries; provided, however, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit; (xv) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of the covenant in Section 4.09 and other purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary acquired in the ordinary course of business; provided that such Liens are only secured by such property or assets so acquired or improved (including, in the case of the acquisition of Capital Stock of a Person who becomes a Restricted Subsidiary, Liens on the assets of the Person whose Capital Stock was so acquired); (xvi) Liens securing Indebtedness under Hedging Obligations, provided that such Liens are only secured by property or assets that secure the Indebtedness subject to the Hedging Obligation; (xvii) Liens to secure Indebtedness permitted by clause (xi) of the second paragraph of the covenant in Section 4.09; and (xviii) Liens on the Equity Interests of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by this Indenture.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest and premium, if any, on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

          "Principals" means Larry Addington, Bruce Addington and Robert Addington.

          "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

          A "Public Market" shall be deemed to exist if (i) a Public Equity Offering has been consummated and (ii) at least 35% of the total issued and outstanding common stock of the Company immediately prior to the consummation of such Public Equity Offering has been distributed by means of an effective registration statement under the Securities Act.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 14, 1998, by and among the Company, Holdings, the Guarantors and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more registration rights agreements among the Company, Holdings, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

          "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

          "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

          "Related Party" with respect to any Principal means (A) any controlling stockholder of such Principal, any Subsidiary of such Principal or, in the case of an individual, any spouse or immediate family member of such Principal or (B) any trust, corpo-ration, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a more than 50% controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

          "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

          "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

          "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Period" means the 40-day restricted period as defined in Regulation S.

          "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 903" means Rule 903 promulgated under the Securities Act.

          "Rule 904" means Rule 904 promulgated the Securities Act.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Credit Facilities" means that certain Senior Credit Agreement, dated as of September 2, 1998, by and among the Company, the Guarantors, Warburg Dillon Read LLC, as Arranger and Syndication Agent, UBS AG, Stamford Branch, as Administrative Agent, and the other lenders party thereto, including any related notes, guarantees, collateral documents, letters of credit, instruments and agreements executed in connection therewith (and any appendices, exhibits or schedules to any of the foregoing), and in each case as amended, modified, supplemented, restated, renewed, refunded, replaced, restructured, repaid or refinanced from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

          "Senior Indebtedness" means, at any date, (a) all Obligations of the Company under the Credit Facilities; (b) all Indebtedness outstanding under the Senior Notes Indenture; (c) all Obligations of the Company under Hedging Obligations (including Post-Petition Interest); (d) all Obligations of the Company under stand-by letters of credit; and (e) all other Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company for money borrowed is incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company, unless and for so long as such Indebtedness has been pledged to secure Obligations under the Credit Facilities; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Indebtedness evidenced by the Notes and the Guarantees; (e) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (f) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; and (g) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company.

          "Senior Notes" means up to $200,000,000 in aggregate principal amount of Senior Notes issued by the Company pursuant to the Senior Notes Indenture.

          "Senior Notes Indenture" means the indenture dated December 14, 1998, among the Company, AEI Holding Company, Inc., Holdings, the Guarantors and IBJ Schroder Bank and Trust Company, as Trustee, governing the Senior Notes.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the Notes.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

          "Subsidiary Guarantees" mean the guarantees endorsed on the Notes by the Guarantors.

          "Technology Sharing Agreement" means that certain agreement dated as of April 29, 1998 between the Company and Addington Enterprises, Inc., as the same may be extended or renewed from time to time without alteration of the material terms thereof.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "Total Assets" means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of the Company and its Restricted Subsidiaries.

          "Transaction Documents" means the documents related to (i) the Acquisitions, (ii) the Senior Credit Facilities and (iii) the offering of the Senior Notes and the Notes.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

          "Unrestricted Global Note" means a permanent global Note in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

          "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Person: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any obligation (x) to subscribe for additional Equity Interests in Unrestricted Subsidiaries or (y) to maintain or preserve such Person's net worth; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that the Company and its Restricted Subsidiaries may guarantee the performance of Unrestricted Subsidiaries in the ordinary course of business except for guarantees of Obligations in respect of borrowed money. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described under Section 4.07.

          "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

          "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

          SECTION 1.02.  Other Definitions.
                         -----------------

          "Affiliate Transaction"............................  4.11
          "Asset Sale".......................................  4.10
          "Asset Sale Offer".................................  3.09
          "Authentication Order".............................  2.02
          "Bankruptcy Law"...................................  4.01
          "Change of Control Offer"..........................  4.15
          "Change of Control Payment"........................  4.15
          "Change of Control Payment Date"...................  4.15
          "Covenant Defeasance"..............................  8.03
          "Event of Default".................................  6.01
          "Excess Proceeds"..................................  4.10
          "incur"............................................  4.09
          "Legal Defeasance".................................  8.02
          "Make Whole Premium"...............................  3.07
          "Offer Amount".....................................  3.09

          "Offer Period".....................................  3.09
          "Paying Agent".....................................  2.03
          "Permitted Debt"...................................  4.09
          "Purchase Date"....................................  3.09
          "Registrar"........................................  2.03
          "Restricted Payments"..............................  4.07


          SECTION 1.03.    TIA Terms
                           ---------

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Notes and the Guarantees means the Company and Holdings and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

          SECTION 1.04.  Rules of Construction.
                         ---------------------

               (1)  a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3)  "or" is not exclusive;

               (4) words in the singular include the plural, and in the plural include the singular;

               (5)  provisions apply to successive events and transactions; and

               (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time unless the context otherwise requires:

                                  ARTICLE TWO

                                   THE NOTES

          SECTION 2.01.  Form and Dating.
                         ---------------

          (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, Holdings, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A-1 or A 2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          (c) Temporary Global Note. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          (d) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Cedel Bank.

          SECTION 2.02.  Execution and Authentication.
                         ----------------------------

          Two Officers shall sign the Notes for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Notes for original issue on the date of this Indenture in an aggregate principal amount not to exceed $150,000,000 and (ii) one or more series of 11 1/2% Senior Subordinated Notes due 2006 (such Additional Notes to be substantially in the form of Exhibit A-1 or Exhibit A-2, as the case may be) in an aggregate principal amount not to exceed $75,000,000 (and the same principal amount of securities in exchange therefor upon consummation of a registered exchange offer) for original issue after the date of this Indenture, in each case upon a written order of the Company signed by an Officer of the Company (an "Authentication Order"). With respect to authentication pursuant to clause (ii) above, the first such Authentication Order shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee stating that the issuance of the Additional Notes does not give rise to an Event of Default, complies with this Indenture and has been duly authorized by the Company. After the date of this Indenture and in accordance with (ii) above, Additional Notes may be issued from time to time subject to the limitations set forth in Section
4.09. The aggregate principal amount of Notes outstanding at any time may not exceed $225,000,000, except as provided in Sections 2.07.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or Affiliates of the Company.

          In the event that the Company shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the Issue Date pursuant to this Section 2.02, the Company shall use its best efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Notes issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding. Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

          SECTION 2.03.  Registrar and Paying Agent.
                         --------------------------

          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

          SECTION 2.04.  Paying Agent to Hold Money in Trust.
                         -----------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee, and not the Company or any Affiliate of the Company, shall serve as Paying Agent for the Notes.

          SECTION 2.05.  Holder Lists.
                         ------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA (S) 312(a).

          SECTION 2.06.  Transfer and Exchange.
                         ---------------------

          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b),(c) or (f) hereof.

          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

               (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser.) Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

               (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either
     (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with
     Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to
     Section 2.06(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                 (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                 (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                 (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (iv)   Transfer and Exchange of Beneficial Interests in a
     Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                 (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
          144) of the Company;

                 (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                 (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                 (D)  the Registrar receives the following:

                      (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                      (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c)  Transfer or Exchange of Beneficial Interests for Definitive
Notes.

          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
     Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

     Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

            (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D)  the Registrar receives the following:

                       (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
                  (1)(b) thereof; or

                       (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

          (d)  Transfer and Exchange of Definitive Notes for Beneficial
     Interests.

          (i)  Restricted Definitive Notes to Beneficial Interests in
     Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof; or

               (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
     (A) above, the appropriate Restricted Global Note, in the case of clause
     (B) above, the 144A Global Note, in the case of clause (c) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

          (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                    (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     Upon satisfaction of the conditions of any of the subparagraphs in this
     Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting

Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                    (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Company or the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i)  Private Placement Legend.

               (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO AN ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES
     ACT) (AN "ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR
     (F) PURSUANT TO AN EFFEC-

     TIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

               (B)  Notwithstanding the foregoing, any Global Note or Definitive
          Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii),
          (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

     "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO
     SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF AEI RESOURCES, INC."

          (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

     "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i)   General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

          SECTION 2.07.  Replacement Notes.
                         -----------------

          If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

          SECTION 2.08.  Outstanding Notes.
                         -----------------

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

          SECTION 2.09.  Treasury Notes.
                         --------------

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

          SECTION 2.10.  Temporary Notes.
                         ---------------

          Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall, as soon as practicable upon its receipt of an Authentication Order, authenticate Definitive Notes in exchange for temporary Notes.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

          SECTION 2.11.  Cancellation.
                         ------------

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.
The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

          SECTION 2.12.  Defaulted Interest.
                         ------------------

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

          SECTION 2.13.  CUSIP Number.
                         ------------

          The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the appropriate CUSIP number(s) shall be included in all notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made by the Trustee as to the correctness or accuracy of any CUSIP number(s) printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                                 ARTICLE THREE

                           REDEMPTION AND PREPAYMENT

          SECTION 3.01.  Notices to Trustee.
                         ------------------

          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

          SECTION 3.02.  Selection of Notes to Be Redeemed.
                         ---------------------------------

          If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000 except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

          SECTION 3.03.  Notice of Redemption.
                         --------------------

          Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the redemption price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d)  the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

          (i)  the Make Whole Premium.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certifi-cate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

          SECTION 3.04.  Effect of Notice of Redemption.
                         ------------------------------

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

          SECTION 3.05.  Deposit of Redemption Price.
                         ---------------------------

          One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

          SECTION 3.06.  Notes Redeemed in Part.
                         ----------------------

          Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of the Company's written request, the Trustee shall, as soon as practicable, authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

          SECTION 3.07.  Optional Redemption.
                         --------------------

          (a) The Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on each December 15 of the years indicated below:

          YEAR                                      PERCENTAGE
          ----                                      ----------
          2002....................................  105.750%
          2003....................................  103.833%
          2004....................................  101.917%
          2005 and thereafter.....................  100.000%

          In addition, prior to December 15, 2002, the Notes will be redeemable at a price equal to 100% of the principal amount thereof plus an applicable Make Whole Premium, plus, to the extent not included in the Make Whole Premium, accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption.

          For purposes of the foregoing, the "Make Whole Premium" means, with respect to a Note, an amount equal to the greater of (A) the redemption price of such Note on December 15, 2002 and (B) the excess of, if any, (1) the present value of the remaining interest, premium, if any, and principal payments due on such Note as if such Note were redeemed on December 15, 2002, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (2) the outstanding principal amount of such Note.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption of the Notes (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Weighted Average Life to Maturity of the Notes; provided, however, that if the Weighted Average Life to Maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if Weighted Average Life to Maturity of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          (b) Notwithstanding the foregoing, at any time on or before December 15, 2001, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes ever issued under this Indenture at a redemption price equal to 111 1/2% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of an initial public offering of common stock of the Company or Holdings (to the extent that the net proceeds therefrom are contributed to the Company as common equity capital); provided that at least 65% of the aggregate principal amount of Notes issued on the date of this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Holdings or the Company and their Subsidiaries) and provided, further, that such redemption shall occur within 45 days of the date of the closing of such initial public offering.

          (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

          SECTION 3.08.  Mandatory Redemption.
                         --------------------

          The Company shall not be required to make mandatory redemption payments with respect to the Notes.

          SECTION 3.09.  Offer to Purchase by Application of Excess Proceeds.
                         ---------------------------------------------------

          In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a)  that the Asset Sale Offer is being made pursuant to this Section
     3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

          (b)  the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

          (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

          (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

          (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                 ARTICLE FOUR

                                   COVENANTS

          SECTION 4.01.  Payment of Notes.
                         ----------------

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent (other than the Company or a Subsidiary thereof)
(i) holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due and (ii) is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

          SECTION 4.02.  Maintenance of Office or Agency.
                         -------------------------------

          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

          SECTION 4.03.  Reports.
                         -------

          (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of
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                                     -58-

Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA (S) 314(a).

          (b) In addition, the Company, Holdings and the Guarantors have agreed that, for so long as any Notes remain outstanding, they shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          SECTION 4.04.  Compliance Certificate.
                         ----------------------

          (a) The Company, Holdings and each Guarantor (to the extent that Holdings and such Guarantor are so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.
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                                     -59-

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

          SECTION 4.05.  Taxes.
                         -----

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

          SECTION 4.06.  Stay, Extension and Usury Laws.
                         ------------------------------

          The Company, Holdings and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, Holdings and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

          SECTION 4.07.  Restricted Payments.
                         -------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Inter-ests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or any Subsidiary Guarantee, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant under Section 4.09; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vii), (viii) and (ix) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus (iii) to the extent that any Restricted Investment that reduced the amount available for Restricted Payments under this clause (c) is sold for cash or otherwise liquidated or repaid for cash or any dividend or payment is received by the Company or a Re-stricted Subsidiary after the date of the closing of the Acquisitions in respect of such Investment, 100% of the amount of Net Proceeds or dividends or payments (including the fair market value of property) received in connection therewith, up to the amount of the Restricted Investment that reduced this clause (c), and thereafter 50% of the amount of Net Proceeds or dividends or payments (including the fair market value of property) received in connection therewith (except that the amount of dividends or payments received in respect of payments of Obligations in respect of such Investments, such as taxes, shall not increase the amounts under this clause (c)), plus (iv) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the date of this Indenture, 100% of the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation up to the amount of the Restricted Investments made in such Subsidiary that reduced this clause
     (c) and 50% of the excess of the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation over (1) the amount of the Restricted Investment that reduced this clause (c) and
     (2) any amounts that increased the amount available as a Permitted Investment provided that with respect to any redesignation pursuant to this clause (iv) the Company shall deliver to the Trustee (I) in the case of any such redesignation involving aggregate fair market value greater than $2.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying such value or (II) in the case of any such redesignation involving aggregate fair market value greater than $10.0 million, an independent appraisal or valuation opinion issued by an accounting, appraisal or investment banking firm of national standing; provided that any amounts that increase this clause (c) shall not duplicatively increase amounts available as Permitted Investments.

          The foregoing provisions shall not prohibit:

            (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

            (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;

            (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

            (iv) dividends or distributions by a Restricted Subsidiary of the Company so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

            (v) Investments in Unrestricted Subsidiaries having an aggregate fair market value not to exceed the amount, at the time of such Investment, substantially concurrently contributed in cash or Cash Equivalents to the common equity capital of the Company after the date of the closing of the Acquisitions; provided that any such amount contributed shall be excluded from the calculation made pursuant to clause (c) of the preceding paragraph;

            (vi) the payment of dividends on the Company's Common Stock, following the first public offering of the Company's Common Stock after the date of the closing of the Acquisitions, of up to 6% per annum of the net proceeds received by the Company in such public offering, other than public offerings with respect to the Company's Common Stock registered on Form S-8;

            (vii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any present or former employee or director of the Company (or any of its Restricted Subsidiaries), other than Equity Interests held by the Principals or any of their Related Parties, pursuant to any management equity subscription agreement or stock option agreement or any other management or employee benefit plan; provided that
     (A) the a ggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $5.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed (x) the cash proceeds from the sale of Equity Interests (not including Disqualified Stock) of the Company or a Restricted Subsidiary to members of management and directors of the Company and its Subsidiaries that occurs after the date of this Indenture, plus (y) the cash proceeds of key-man life insurance policies received by the Company and its Restricted Subsidiaries after the date of this Indenture, less (z) the amount of any Restricted Payments previously made pursuant to clauses (x) and (y) of this subparagraph (vii) and

     (B) no Default or Event of Default shall have occurred and be continuing immediately after such transaction; and, provided further, that cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries (other than the Principals or any of their Related Parties) in connection with a repurchase of Equity Interests of the Company or a Restricted Subsidiary pursuant to any employment agreement or arrangement or any stock option or similar plan shall not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture;

            (viii) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; and

            (ix) the payment of dividends or distributions to Holdings (I) pursuant to a tax allocation agreement in effect on the date of this Indenture, in amounts required by Holdings to pay income taxes; (II) in amounts required by Holdings to pay administrative expenses not to exceed $500,000 in any calendar year; and (III) in order to permit Holdings to repay Indebtedness under the Senior Credit Agreement, dated September 2, 1998, among Holdings, Warburg Dillon Read LLC, as Arranger and Syndication Agent, UBS AG, Stamford Branch, as Administrative Agent, and the lenders party thereto.

          As of the date of this Indenture, all of the Company's Subsidiaries will be Restricted Subsidiaries. The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          If, at any time, any Unrestricted Subsidiary would fail to meet the requirements in the definition of "Unrestricted Subsidiary" as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described in Section 4.09, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Un-restricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described in Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment or any adjustment made pursuant to clause (c) of the first paragraph of this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by
Section 4.07 were computed.

          If any Restricted Investment is sold or otherwise liquidated or repaid or any dividend or payment is received by the Company or a Restricted Subsidiary and such amounts may be credited to clause (c) of the first paragraph of this covenant, then such amounts will be credited only to the extent of amounts not otherwise included in Consolidated Net Income and that do not otherwise increase the amount available as a Permitted Investment.

          SECTION 4.08.  Dividend and Other Payment Restrictions
                         Affecting Restricted Subsidiaries.
                         ---------------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions shall not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the
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                                     -65-

date of this Indenture, (b) the Senior Credit Facilities as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facilities as in effect on the date of this Indenture, (c) the Senior Note Indenture, this Indenture, the Senior Notes and the Notes, (d) applicable law or any applicable rule, regulation or order, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (f) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described in Section 4.12 that limits solely the right of the debtor to dispose of the assets securing such Indebtedness, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business,
(l) restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business and (m) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, not materially more restrictive in the aggregate with respect to such dividend and other payment restrictions than those (considered as a whole) contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

          SECTION 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.
                         ------------------------------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the Guarantors may incur Indebtedness or issue Disqualified Stock or preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

          The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

            (i) the incurrence by the Company of Indebtedness under Credit Facilities (and the Guarantee thereof by the Guarantors); provided that the aggregate principal amount of all Indebtedness outstanding under this clause (i) after giving effect to such incurrence does not exceed an amount equal to $875.0 million (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) less the amount of proceeds of Asset Sales applied to repay any such term Indebtedness or revolving Indebtedness if such repayment of revolving Indebtedness resulted in a corresponding commitment reduction (excluding any such payments to the extent refinanced at the time of repayment);

            (ii) the incurrence by the Company and its Subsidiaries of Existing Indebtedness, the Senior Notes and the Guarantees thereof;

            (iii) (A) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company or
     (B) the incurrence of Indebtedness of a Restricted Subsidiary to the extent that such Indebted-ness is supported by a letter of credit, in each case that was permitted to be incurred by another provision of this covenant;

            (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations) to finance the acquisition (including by direct purchase, by lease or indirectly by the acquisition of the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of such acquisition) or improvement of assets or property (real or personal) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding pursuant to this clause (iv) and including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv), does not exceed an amount equal to 5% of Total Assets at the time of such incurrence;

            (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph hereof or clause (ii), (iii) or
     (iv) of this paragraph;

            (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

            (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of risk management and not for the purpose of speculation;

            (viii) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (viii), and the issuance of preferred stock by Unrestricted Subsidiaries;

            (ix) the incurrence of Indebtedness solely in respect of performance, surety and similar bonds or completion or performance guarantees (including, without limitation, performance guarantees pursuant to coal supply agreements or equipment leases and including letters of credit issued in support of such performance, surety and similar bonds), to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

            (x) the incurrence of Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary; provided, however, that (i) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (i)) and (ii) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

            (xi) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xi), not to exceed the greater of (i)(x) $25.0 million and (y) 1% of Total Assets if incurred on or prior to December 15, 2000 or (ii) (x) $50.0 million and (y) 2% of Total Assets if incurred thereafter.

          The Company shall not incur, and shall not permit its Restricted Subsidiaries to incur, any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary unless such Indebtedness is also contractually subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, on substantially identical terms; provided, however, that no Indebtedness of the Company or any Restricted Subsidiary shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Restricted Subsidiary solely by virtue of being unsecured.

          For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock, shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

          SECTION 4.10.  Asset Sales.
                         -----------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value as determined in good faith by the Company (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee with respect to any Asset Sale determined to have a value greater than $25.0 million) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) except in the case of Assets Held for Sale, at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash, Cash Equivalents or Marketable Securities; provided that the following amounts shall be deemed to be cash: (w) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability, (x) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), (y) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate fair market value (as determined above) of such Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration received pursuant to this clause
(y) less the amount of Net Proceeds previously realized in cash from prior Designated Noncash Consideration is less than 5% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (z) Additional Assets received in an exchange of assets transaction.

          Within 360 days after the receipt of any cash Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply such cash Net Proceeds, at its option, (a) to repay Indebtedness of the Company or any Restricted Subsidiary that is not subordinated in right of payment to the Notes or to repay debt under one or more Credit Facilities and, if such debt is revolving debt, to effect a corresponding commitment reduction thereunder, (b) to the acquisition of all or a portion of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the acquisition of other assets or Investments that are used or useful in a Permitted Business or (c) to an Investment in Additional Assets. Any cash Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will be required to make an offer to all Holders of Notes and all holders of other Indebtedness that ranks pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

          SECTION 4.11.  Transactions with Affiliates.
                         ----------------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are materially no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Trans-actions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) transactions entered into pursuant to the terms of (a) the Haulage and Delivery Agreement, (b) the MMI Service Agreement,
(c) the MMI Leases, (d) the Bowie Sales Agency Agreement, (e) the Manufacture and Service Agreement and (f) the Technology Sharing Agreement, each as in effect on the date of this Indenture or as thereafter amended, provided any such amendment does not materially and adversely affect the rights of the Holders of the Notes under this Indenture, (ii) any employment agreement or arrangement entered into by the Company or any of its Subsidiaries or any employee benefit plan available to employees of the Company and its Subsidiaries generally, in each case in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (iii) transactions between or among the Company and/or its Subsidiaries, (iv) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company, (v) Restricted Payments that are permitted by Section 4.07 or pursuant to the definition of Permitted Investments, (vi) indemnification payments made to officers, directors and employees of the Company or any Restricted Subsidiary pursuant to charter, bylaw, statutory or contractual provisions, and (vii) transactions pursuant to the terms of the Transaction Documents in effect on the dates of the closings of the Acquisitions.

          SECTION 4.12.  Liens.
                         -----

          The Company shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

          SECTION 4.13.  Business Activities.
                         -------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

          SECTION 4.14.  Corporate Existence.
                         -------------------

          Subject to Article Five hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of it or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of it and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of it and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

          SECTION 4.15.  Offer to Repurchase upon Change of Control.
                         ------------------------------------------

          (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

          On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (b) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          SECTION 4.16. Limitation on Issuances and Sales of Equity Interests in Wholly Owned Subsidiaries.
                         -------------------------------------------

          The Company (i) shall not, and shall not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in a Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary and (2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described in Section 4.10, and (ii) shall not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

          SECTION 4.17.  Limitation on Layering.
                         ----------------------

          The Company shall not, directly or indirectly, incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Notes and expressly rank subordinate in right of payment to any other Indebtedness of the Company.

          The Company shall not permit any Guarantor to, and no Guarantor shall, directly or indirectly, incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guarantee of such Guarantor and expressly rank subordinate in right of payment to any Guarantor Senior Indebtedness of such Guarantor.

          SECTION 4.18.  Payments for Consent.
                         --------------------

          Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

          SECTION 4.19.  Additional Subsidiary Guarantees.
                         --------------------------------

          If the Company or any of its Domestic Subsidiaries shall acquire or create another Domestic Subsidiary after the date of this Indenture and such Domestic Subsidiary provides a guarantee of the Senior Credit Facilities, then such newly acquired or created Domestic Subsidiary shall execute a supplemental indenture in form and substance satisfactory to the Trustee providing that such Domestic Subsidiary shall become a Guarantor under this Indenture, provided, however, this covenant shall not apply to any Domestic Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with this Indenture for so long as it continues to constitute an Unrestricted Subsidiary.

                                 ARTICLE FIVE

                                  SUCCESSORS

          SECTION 5.01.  Merger, Consolidation, or Sale of Assets.
                         ----------------------------------------

          The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and
(iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, (A) the entity surviving such consolidation or merger would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described in Section
4.09 or (B) the Fixed Charge Coverage Ratio for the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made would, immediately after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, not be less than such Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction. The Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this covenant are not applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and its Restricted Subsidiaries.

          Notwithstanding the foregoing clause (iv), (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (ii) the Company may merge with an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company in another State of the United States or the form of organization of the Company so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby and provided that the successor assumes all the obligations of the Company under the Registration Rights Agreement, the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee.

          SECTION 5.02.  Successor Corporation Substituted.
                         ---------------------------------

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                  ARTICLE SIX

                             DEFAULTS AND REMEDIES

          SECTION 6.01.  Events of Default.
                         -----------------

          Each of the following constitutes an "Event of Default":

          (a) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes;

          (b) default in payment when due of the principal of or premium, if any, on the Notes;

          (c) failure by the Company or any of its Subsidiaries to make the offer required or to purchase any of the Notes as required under the provisions described in Section 4.10 or Section 4.15;

          (d) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with the provisions of the covenants in Section 4.07 or Section 4.09 or failure by the Company or any of its Subsidiaries for 60 days after notice to comply with any of its other agreements in this Indenture or the Notes;

          (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or
     (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

          (f) failure by the Company or any of its Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (g) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

          (h) the Company, any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

               (i)   commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

               (iv) makes a general assignment for the benefit of its creditors, or

               (v)   generally is not paying its debts as they become due; or

          (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company, any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary in an involuntary case;

               (ii) appoints a custodian of the Company, any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary or for all or substantially all of the property of the Company, any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary; or

               (iii) orders the liquidation of the Company, any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary;

     and the order or decree remains unstayed and in effect for 60 consecutive days.

          SECTION 6.02.  Acceleration.
                         ------------

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

          In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture, the Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee that an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to December 15, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding paying the premium upon redemption of the Notes prior to December 15, 2002, then the Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee that the premium specified in the event of an optional redemption using the net cash proceeds of an Equity Offering shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

          SECTION 6.03.  Other Remedies.
                         --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          SECTION 6.04.  Waiver of Past Defaults.
                         -----------------------

          The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          SECTION 6.05.  Control by Majority.
                         -------------------

          Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may result in the incurrence of liability by the Trustee.

          SECTION 6.06.  Limitation on Suits.
                         -------------------

          Holders of the Notes may not enforce this Indenture or the Notes except as provided herein. A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

          SECTION 6.07.  Rights of Holders of Notes to Receive Payment.
                         ---------------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08.  Collection Suit by Trustee.
                         --------------------------

          If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 6.09.  Trustee May File Proofs of Claim.
                         --------------------------------

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10.  Priorities.
                         ----------

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under
     Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

          SECTION 6.11.  Undertaking for Costs.
                         ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, in-cluding reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                 ARTICLE SEVEN

                                    TRUSTEE

          SECTION 7.01.  Duties of Trustee.
                         -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b)  Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not verify the contents thereof.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04 or 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c), (e) and (f) of this Section and Section 7.02.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          SECTION 7.02.  Rights of Trustee.
                         -----------------

          (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (h) Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          (i) The Trustee shall not be charged with knowledge of any Defaults or Events of Default unless either (1) a Trust Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by any Holder or by the Company or any other obligor on the Notes or any holder of Senior Indebtedness or Guarantor Senior Indebtedness or any representative thereof.

          SECTION 7.03.  Individual Rights of Trustee.
                         ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

          SECTION 7.04.  Trustee's Disclaimer.
                         --------------------

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the

Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

          SECTION 7.05.  Notice of Defaults.
                         ------------------

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after such Default or Event of Default becomes known to the Trustee. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

          SECTION 7.06.  Reports by Trustee to Holders of the Notes.
                         ------------------------------------------

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA
(S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

          SECTION 7.07.  Compensation and Indemnity.
                         --------------------------

          The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company, Holdings and the Guarantors shall, jointly and severally, indemnify the Trustee and its agents, employees, officers, directors and shareholders for, and hold the same harmless against, any and all losses, liabilities or expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Trustee's sole discretion, the Company shall defend the claim with counsel reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense at the Company's expense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Company, Holdings and the Guarantors under this
Section 7.07 shall survive the resignation or removal of the Trustee and/or the satisfaction and discharge or termination of this Indenture.

          To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee and/or the satisfaction and discharge or termination of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

          SECTION 7.08.  Replacement of Trustee.
                         ----------------------

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a custodian or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

          SECTION 7.09.  Successor Trustee by Merger, etc.
                         --------------------------------

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

          SECTION 7.10.  Eligibility; Disqualification.
                         -----------------------------

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA
(S) 310(b).

          SECTION 7.11.  Preferential Collection of Claims Against Company.
                         -------------------------------------------------

          The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                 ARTICLE EIGHT

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 8.01.  Option to Effect Legal Defeasance or Covenant
                         Defeasance.
                         ---------------------------------------------

          The Company may, at the option of its Board of Directors evidenced by resolutions set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

          SECTION 8.02.  Legal Defeasance and Discharge.
                         ------------------------------

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of this Indenture. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

          SECTION 8.03.  Covenant Defeasance.
                         -------------------

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 and 4.18 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any ref-erence in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(g) hereof shall not constitute Events of Default.

          SECTION 8.04.  Conditions to Legal or Covenant Defeasance.
                         ------------------------------------------

          The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

          (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the effective date of such defeasance;

          (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (vi) the Company must have delivered to the Trustee, at or prior to the effective date of such defeasance, an opinion of counsel to the effect that at the effective date of such defeasance, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

          SECTION 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
                         -------------------------------------------------------

          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          SECTION 8.06.  Repayment to Company.
                         --------------------

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 8.07.  Reinstatement.
                         -------------

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its ob-ligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                 ARTICLE NINE

                       AMENDMENT, SUPPLEMENT AND WAIVER

          SECTION 9.01.  Without Consent of Holders of Notes.
                         -----------------------------------

          Notwithstanding Section 9.02 of this Indenture, the Company, Holdings, the Guarantors and the Trustee may amend or supplement this Indenture, the Guarantees of the Notes or the Notes without the consent of any Holder of a
Note:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article Two hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

          (c) to provide for the assumption of the Company's, Holdings' or a Guarantor's obligations to the Holders of the Notes by a successor to the Company, Holdings or a Guarantor pursuant to Article Five or Article Ten hereof;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (f) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

          (g) to allow Holdings and/or any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Notes.

          Upon the request of the Company accompanied by resolutions of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company, Holdings and the Guarantors in the execu-tion of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.02.  With Consent of Holders of Notes.
                         --------------------------------

          Except as provided below in this Section 9.02, the Company, Holdings, the Guarantors and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.10 and 4.15 hereof), the Guarantees of the Notes and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees of the Notes or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

          Upon the request of the Company accompanied by resolutions of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the va-lidity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10 and
     4.15 hereof;

          (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

          (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) and a waiver of the payment default that resulted from such acceleration;

          (e) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

          (f) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions;

          (g) release Holdings and/or any Guarantor from any of its obligations under its Guarantee of the Notes or this Indenture, except in accordance with the terms of this Indenture;

          (h) make any Note payable in money other than that stated in the Notes; or

          (i) waive a redemption payment with respect to any Note (other than a payment required by Section 4.10 or 4.15 hereof).

          SECTION 9.03.  Compliance with Trust Indenture Act.
                         -----------------------------------

          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

          SECTION 9.04.  Revocation and Effect of Consents.
                         ---------------------------------

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

          SECTION 9.05.  Notation on or Exchange of Notes.
                         --------------------------------

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

          SECTION 9.06.  Trustee to Sign Amendments, etc.
                         -------------------------------

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE TEN

                                  GUARANTEES

          SECTION 10.01. Guarantee.
                         ---------

          Subject to this Article Ten, each of Holdings and the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, Holdings and the Guarantors shall be jointly and severally obligated to pay the same immediately. Holdings and each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          Holdings and the Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Holdings and each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

          If any Holder or the Trustee is required by any court or otherwise to return to the Company, Holdings, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company, Holdings or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          Holdings and each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Holdings and each Guarantor further agrees that, as between Holdings and the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by Holdings and the Guarantors for the purpose of this Guarantee. Holdings and the Guarantors shall have the right to seek contribution from any non-paying guarantor of the Notes so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

          SECTION 10.02. Agreement to Subordinate.
                         ------------------------

          Holdings and each Guarantor agrees, and each Holder by accepting a Guarantee with respect to a Note agrees, that the indebtedness evidenced by such Guarantee and the payment of the principal of and interest or Liquidated Damages on the Notes are subordinated in right of payment, to the extent and in the manner provided in this Indenture, to the prior payment in full in cash of all Guarantor Senior Indebtedness of such guarantor, which shall include the cash collateralization in full of all outstanding letters of credit constituting Guarantor Senior Indebtedness, and that the subordination is for the benefit of the holders of Guarantor Senior Indebtedness of such guarantor.

          SECTION 10.03. Limitation on Liability of Holdings and Guarantors.
                         --------------------------------------------------

          Holdings and each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of the Notes of Holdings and such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders, Holdings and the Guarantors hereby irrevocably agree that the obligations of Holdings and each Guarantor under its Guarantee and this Article Ten shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of Holdings and such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of Holdings and any other Guarantor in respect of the obligations of Holdings and such other Guarantor under this Article Ten, result in the obligations of Holdings and such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

          SECTION 10.04. Liquidation; Dissolution; Bankruptcy.
                         ------------------------------------

          Upon any distribution of assets to creditors of Holdings or a Guarantor in a liquidation, winding up or dissolution of Holdings or a Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Holdings or a Guarantor or its property:

             (1) holders of Guarantor Senior Indebtedness shall be entitled to receive payment in full (including interest accruing after the commencement of any such proceeding) to the date of payment on the Guarantor Senior Indebtedness before any payment or distribution is made on account of any obligations on the Notes or any obligations of Holdings or such Guarantor on its Guarantee of the Notes; and

             (2) until the Guarantor Senior Indebtedness is paid in full, any distribution to which Holders would be entitled but for the subordination provisions of this Article shall be made to holders of Guarantor Senior Indebtedness as their interests may appear, except the Holders may receive securities that are subordinated to Guarantor Senior Indebtedness to at least the same extent as the Notes.

          SECTION 10.05. Holdings and Guarantors Not to Make Payments with
                         Respect to Guarantees in Certain Circumstances.
                         -------------------------------------------------

          No payment of principal of, or premium, if any, or interest may be made by Holdings or any Guarantor, directly or indirectly, on the Guarantee of such guarantor or to acquire any of the Notes at any time if a default in payment of the principal of or premium, if any, or interest on Designated Senior Indebtedness of such guarantor exists, unless and until such default shall have been cured or waived or shall have ceased to exist. During the continuance of any event of default with respect to any Designated Senior Indebtedness, as such event of default is defined under any such Designated Senior Indebtedness or in any agreement pursuant to which any Designated Senior Indebtedness has been issued (other than default in payment of the principal of, or premium, if any, or interest on any Designated Senior Indebtedness), permitting the holders thereof to accelerate the maturity thereof, no payment may be made by Holdings or any Guarantor, directly or indirectly, with respect to principal of, or premium, if any, or interest on the Notes or under its Guarantee of the Notes for 179 days following written notice to Holdings or any Guarantor, from any holder or holders thereof or their representative or representatives or the trustee or trustees under any indenture under which any instrument evidencing any such Designated Senior Indebtedness may have been issued, that such an event of default has occurred and is continuing. However, if the maturity of such Designated Senior Indebtedness is accelerated, no payment may be made on the Notes or under a Guarantee of the Notes until such Designated Senior Indebtedness that has matured has been paid or such acceleration has been cured or waived.

          Regardless of anything to the contrary herein, nothing shall prevent
(a) any payment by the Trustee to the Holders of amounts deposited with it pursuant to Article Eight or (b) any payment by the Trustee or the Paying Agent as permitted by Section 10.10. Nothing contained in this Article Ten will limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder.

          SECTION 10.06. When Distribution Must Be Paid Over.
                         -----------------------------------

          In the event that Holdings or a Guarantor shall make any payment to the Trustee on the Notes or a Guarantee of the Notes at a time when such payment is prohibited by Section 10.04 or 10.05, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Guarantor Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Guarantor Senior Indebtedness held by them) or their Representative or the trustee under the indenture or other agreement (if any) pursuant to which Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Guarantor Senior Indebtedness remaining unpaid to the extent necessary to pay all Guarantor Senior Indebtedness in full in accordance with its terms, after giving effects to any concurrent payment or distribution to or for the holders of Guarantor Senior Indebtedness.

          If a distribution is made to Holders that because of this Article Ten should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Guarantor Senior Indebtedness and pay it over to them as their interests may appear.

          SECTION 10.07. Subrogation.
                         -----------

          After all Guarantor Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Guarantor Senior Indebtedness to receive distributions applicable to Guarantor Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Guarantor Senior Indebtedness. A distribution made under this Article to holders of Guarantor Senior Indebtedness which otherwise would have been made to Holders is not, as between Holdings or any Guarantor and Holders, a payment by Holdings or any Guarantor on Guarantor Senior Indebtedness.

          SECTION 10.08. Subordination May Not Be Impaired by
                         Holdings or Guarantors
                         ------------------------------------

          No right of any holder of Guarantor Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Notes and the Guarantees of the Notes shall be impaired by any act or failure to act by Holdings or any Guarantor or by its or their failure to comply with this Indenture.

          SECTION 10.09. Distribution or Notice to Representative.
                         ----------------------------------------

          Whenever a distribution is to be made or a notice given to holders of Guarantor Senior Indebtedness, the distribution may be made and the notice given to their Representatives.

          SECTION 10.10. Rights of Trustee and Paying Agent.
                         ----------------------------------

          The Trustee or Paying Agent may continue to make payments on the Notes and the related Guarantees of the Notes until it receives written notice of facts that would cause a payment of principal of or interest on the Notes and the Guarantees of the Notes to violate this Article. Only Holdings, a Guarantor, a Representative or a holder of an issue of Guarantor Senior Indebtedness that has no Representative may give the notice.

          The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Guarantor Senior Indebtedness (or a Representative on behalf of such holder) to establish that such notice has been given by a holder of Guarantor Senior Indebtedness or a Representative on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person who is a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment or until such time as the Trustee shall be otherwise satisfied as to the right of such person to receive such payment.

          The Trustee may hold Guarantor Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and shall not be liable to any such holder if it shall mistakenly pay over or distribute to Holders, Holdings or any Guarantor or any other person money or assets to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

          SECTION 10.11. Officers' Certificate.
                         ---------------------

          If there occurs an event referred to in Section 10.04 or 10.05, Holdings or such Guarantor, as applicable, shall promptly give to the Trustee an Officers' Certificate (on which the Trustee may conclusively rely) identifying all holders of Guarantor Senior Indebtedness or their Representatives and the principal amount of Guarantor Senior Indebtedness then outstanding held by each such holder and stating the reasons why such Officers' Certificate is being delivered to the Trustee.

          SECTION 10.12. Obligation of Holdings and Guarantors Unconditional.
                         ---------------------------------------------------

          Nothing contained in this Article Ten or elsewhere in this Indenture, in any Note or in any Guarantee of a Note is intended to or shall impair, as between Holdings and the Guarantors, their respective creditors other than holders of Guarantor Senior Indebtedness and the Holders of the Notes, the obligation of Holdings and the Guarantors, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with the terms of the Guarantees with respect to the Notes, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of Holdings and the Guarantors other than the holders of the Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Ten of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of Holdings and the Guarantors received upon the exercise of any such remedy. Upon any distribution of assets of Holdings or any Guarantor referred to in this Article Ten, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders of the Notes shall be entitled to rely upon any order or decree by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Guar-antor Senior Indebtedness and other indebtedness of Holdings and the Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten. Nothing contained in this Article Ten or elsewhere in this Indenture, in any Note or in any Guarantee of any Note is intended to or shall affect the obligation of Holdings and the Guarantors to make, or prevent Holdings or the Guarantors from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except during the continuance of any default specified in Section 10.05 (not cured or waived), payments at any time of the principal or of interest on the Notes.

          SECTION 10.13. Article Ten Not To Prevent Events of Default.
                         --------------------------------------------

          The failure to make a payment of principal of or interest on the Notes by reason of any provision of this Article shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

          SECTION 10.14. Execution and Delivery of Guarantee.
                         -----------------------------------

          To evidence its Guarantee of the Notes set forth in Section 10.01, Holdings and each Guarantor hereby agrees that a notation of such Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of Holdings or such Guarantor, as applicable, on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of Holdings and such Guarantor by its respective President or one of its respective Vice Presidents.

          Holdings and each Guarantor hereby agrees that its guarantee of the Notes set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

          If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of Holdings and the Guarantors.

          In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.19 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Guarantees of the Notes in accordance with Section 4.19 hereof and this Article Ten, to the extent applicable.

          SECTION 10.15. Guarantors May Consolidate, Etc., on Certain Terms.
                         --------------------------------------------------

          Except as otherwise provided in Section 10.16, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

          (a) subject to Section 10.16 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture and the Registration Rights Agreement;

          (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (c) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
     Section 4.09 hereof.

          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

          Except as set forth in Articles Four and Five hereof, and notwithstanding clause (a) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guaran-tor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

          SECTION 10.16. Releases Following Sale of Assets.
                         ---------------------------------

          In the event of (a) a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, (b) a sale or other disposition of all of the capital stock of any Guarantor or (c) the designation of a Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee; provided that the Net Proceeds of any such sale or other disposition are applied in accordance with the applicable provisions of this Indenture and any such designation of a Guarantor as an Unrestricted Subsidiary complies with all applicable covenants. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

          Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article Ten.

                                ARTICLE ELEVEN

                                 SUBORDINATION

          SECTION 11.01. Agreement to Subordinate.
                         ------------------------

          The Company agrees, and each Holder by accepting a Note agrees, that the indebtedness evidenced by the Notes and the payment of the principal of and interest or Liquidated Damages on the Notes are subordinated in right of payment, to the extent and in the manner provided in this Article Eleven, to the prior payment in full in cash of all Senior Indebtedness, which shall include the cash collateralization in full of all outstanding letters of credit constituting Senior Indebtedness, and that the subordination is for the benefit of the holders of Senior Indebtedness.

          Money and securities held in trust pursuant to Article Eight are not subject to the subordination provisions of this Article Eleven.

          SECTION 11.02. Liquidation; Dissolution; Bankruptcy.
                         ------------------------------------

          Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), to creditors of the Company upon any total liquidation, reorganization, winding-up or dissolution of the Company, whether voluntary or involuntary, or in a bankruptcy, insolvency, receivership or other proceedings relating to the Company or its property:

             (1) holders of Senior Indebtedness shall be entitled to receive payment in full in cash of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Indebtedness before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment of principal of or interest or Liquidated Damages on the Notes, or any payment by the Company to acquire any of the Notes for cash, property or securities, or any distribution by the Company with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities); and

             (2) until the Senior Indebtedness is paid in full (as provided in clause (1) above), any distribution to which Holders would be entitled but for this Article Eleven shall be made to holders of Senior Indebtedness as their interests may appear, except the Holders may receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Notes.

          SECTION 11.03. Company Not to Make Payments with Respect to
                         Notes in Certain Circumstances.
                         --------------------------------------------

          No payment (excluding any payment or distribution of Permitted Junior Securities but including the establishment of a Defeasance Trust) of principal of, or premium, if any, or interest or Liquidated Damages, or for or on account of the purchase, redemption or other acquisition of the Notes by or on behalf of the Company, whether pursuant to the terms of the Notes, upon acceleration, pursuant to a Change of Control Offer, an Asset Sale Offer or otherwise, shall be made (including, without limitation, by set-off) by the Company, directly or indirectly, on the Notes or to acquire any of the Notes at any time if, at the time of such payment, a default in payment of all or any portion of the principal of or premium, if any, or interest or Liquidated Damages on Designated Senior Indebtedness exists, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, unless and until such default shall have been cured or waived or shall have ceased to exist. During the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness, as such event of default is defined under any such Designated Senior Indebtedness or in any agreement pursuant to which any Designated Senior Indebtedness has been issued (other than default in payment of the principal of, or premium, if any, or interest on any Designated Senior Indebtedness), permitting the holders thereof to immediately accelerate the maturity thereof, and upon receipt by the Trustee of written notice (a "Payment Blockage Notice") from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of the holders of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no payment (excluding any payment or distribution of Permitted Junior Securities but including the establishment of a Defeasance Trust) shall be made (including, without limitation, by set-off) by or on behalf of the Company, directly or indirectly, with respect to principal of, or premium, if any, or interest or Liquidated Damages on the Notes for a period (a "Payment Blockage Period") of 179 days following written notice to the Company, from any holder or holders thereof or their representative or representatives or the trustee or trustees under any indenture under which any instrument evidencing any such Designated Senior Indebtedness may have been issued, that such an event of default has occurred and is continuing. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days. However, if the maturity of such Senior Indebtedness is accelerated, no payment may be made on the Notes until such Senior Indebtedness that has matured has been paid or such acceleration has been cured or waived.

          Regardless of anything to the contrary herein, nothing shall prevent
(a) any payment by the Trustee to the Holders of amounts deposited with it pursuant to Article Eight or (b) any payment by the Trustee or the Paying Agent as permitted by Section 11.11. Nothing contained in this Article Eleven will limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder.

          SECTION 11.04. Acceleration of Notes.
                         ---------------------

          If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

          SECTION 11.05. When Distribution Must Be Paid Over.
                         -----------------------------------

          In the event that the Company shall make any payment or distribution of assets of the Company of any kind, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, to the Trustee or any Holder of the principal of or interest on the Notes at a time when such payment or distribution is prohibited by Section 11.02 or 11.03, such payment shall be held by the recipient, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their Representative or representatives or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with its terms, after giving effects to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness.

          If a distribution is made to Holders that because of this Article Eleven should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

          SECTION 11.06. Notice by Company.
                         -----------------

          The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of principal of or interest on Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness provided in this Article.

          SECTION 11.07. Subrogation.
                         -----------

          After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on Senior Indebtedness.

          SECTION 11.08. Relative Rights.
                         ---------------

          This Article defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

             (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

             (2) affect the relative rights of Holders and creditors of the Company other than holders of Senior Indebtedness; or

             (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders.

          If the Company fails because of this Article to pay or make a distribution of principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

          SECTION 11.09. Subordination May Not Be Impaired by Company.
                         --------------------------------------------

          No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

          SECTION 11.10. Distribution or Notice to Representative.
                         ----------------------------------------

          Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representatives.

          SECTION 11.11. Rights of Trustee and Paying Agent.
                         ----------------------------------

          The Trustee or Paying Agent may continue to make payments on the Notes until it receives written notice of facts that would cause a payment of principal of or interest on the Notes to violate this Article. Only the Company, a Representative or a holder of an issue of Senior Indebtedness that has no Representative may give the notice.

          The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a Representative on behalf of such holder) to establish that such notice has been given by a holder of Senior

Indebtedness or a Representative on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person who is a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment or until such time as the Trustee shall be otherwise satisfied as to the right of such person to receive such payment.

          The Trustee may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holder if it shall mistakenly pay over or distribute to Holders or the Company or any other person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

          SECTION 11.12. Officers' Certificate.
                         ---------------------

          If there occurs an event referred to in Section 11.02 or 11.03, the Company shall promptly give to the Trustee an Officers' Certificate (on which the Trustee may conclusively rely) identifying all holders of Senior Indebtedness or their Representatives and the principal amount of Senior Indebtedness then outstanding held by each such holder and stating the reasons why such Officers' Certificate is being delivered to the Trustee.

          SECTION 11.13. Obligation of Company Unconditional.
                         -----------------------------------

          Nothing contained in this Article Eleven or elsewhere in this Indenture or in any Note is intended to or shall impair, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eleven of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article Eleven, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders of the Notes shall be entitled to rely upon any order or decree by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven. Nothing contained in this Article Eleven or elsewhere in this Indenture or in any Note is intended to or shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except during the continuance of any default specified in Section 11.03 (not cured or waived), payments at any time of the principal or of interest on the Notes.

          SECTION 11.14. Article Eleven Not To Prevent Events of Default.
                         -----------------------------------------------

          The failure to make any payment or distribution of principal of or interest on the Notes by reason of any provision of this Article shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

          SECTION 11.15. Trustee's Compensation Not Prejudiced.
                         -------------------------------------

          Nothing in this Article Eleven shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

                                ARTICLE TWELVE

                                 MISCELLANEOUS

          SECTION 12.01. Trust Indenture Act Controls.
                         ----------------------------

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.

          SECTION 12.02. Notices.
                         -------

          Any notice or communication by the Company, Holdings, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address

          If to the Company, Holdings and/or any Guarantor:


          AEI Resources, Inc.
          1500 North Big Run Road
          Ashland, Kentucky  41102
          Telecopier No.:  (606) 928-0450
          Attention:  Treasurer/Controller

          With a copy to:


          Brown, Todd & Heyburn, PLLC
          2700 Lexington Financial Center
          Lexington, Kentucky  40507-1749
          Telecopier No.:  (606) 231-0011
          Attention:  Paul Sullivan, Esq.

          If to the Trustee:


          State Street Bank and Trust Company
          Goodwin Square
          225 Asylum Street, 23rd Floor
          Hartford, Connecticut  06103
          Telecopier No.:  (860) 244-1889
          Attention: Corporate Trust Administration

          The Company, Holdings, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

          SECTION 12.03. Communication by Holders of Notes with Other
                         Holders of Notes.
                         --------------------------------------------

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

          SECTION 12.04. Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.12 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

          SECTION 12.05. Statements Required in Certificate or Opinion.
                         ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA
(S) 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

          SECTION 12.06. Rules by Trustee and Agents.
                         ---------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          SECTION 12.07. No Personal Liability of Directors, Officers,
                         Employees and Stockholders.
                         ---------------------------------------------

          No past, present or future director, officer, employee, incorporator or stockholder of the Company, Holdings or any Guarantor, as such, shall have any liability for any obligations of the Company, Holdings or such Guarantor under the Notes, the Guarantees of the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          SECTION 12.08. Governing Law.
                         -------------

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          SECTION 12.09.  No Adverse Interpretation of Other Agreements.
                          ---------------------------------------------

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 12.10.  Successors.
                          ----------

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 12.11.  Severability.
                          ------------

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 12.12.  Counterpart Originals.
                          ---------------------

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 12.13.  Table of Contents, Headings, etc.
                          --------------------------------

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [SIGNATURES ON FOLLOWING PAGE]

                                  SIGNATURES


     Dated as of December 14, 1998

                                            AEI RESOURCES, INC.

                                            By: /s/ John E. Baum
                                                ________________________

                                                Name: John E. Baum
                                                Title:

                                        Confirmed and agreed to as Guarantors:

                                        17 WEST MINING, INC.,
                                        ACECO, INC.,
                                        ADDINGTON MINING, INC.,
                                        AEI COAL SALES COMPANY, INC.,
                                        AEI HOLDING COMPANY, INC.
                                        AEI RESOURCES HOLDING, INC.,
                                        AMERICOAL DEVELOPMENT COMPANY,
                                        APPALACHIAN REALTY COMPANY,
                                        AYRSHIRE LAND COMPANY,
                                        BELLAIRE TRUCKING COMPANY,
                                        BLUEGRASS COAL DEVELOPMENT COMPANY,
                                        BOWIE RESOURCES LIMITED
                                        CC COAL COMPANY,
                                        COAL VENTURES HOLDING COMPANY, INC.,
                                        EAST KENTUCKY ENERGY CORPORATION,
                                        EMPLOYEE BENEFITS MANAGEMENT, INC.,
                                        ENCOAL CORPORATION,
                                        ENERZ CORPORATION,
                                        EVERGREEN MINING COMPANY,
                                        FAIRVIEW LAND COMPANY,
                                        FRANKLIN COAL SALES COMPANY,
                                        GRASSY COVE COAL MINING COMPANY,
                                        HERITAGE MINING COMPANY,
                                        HIGHLAND COAL, INC.,
                                        IKERD-BANDY CO., INC.,
                                        KERMIT COAL COMPANY,
                                        LESLIE RESOURCES, INC.,
                                        LESLIE RESOURCES MANAGEMENT, INC.,
                                        MEADOWLARK, INC.,
                                        MEGA MINERALS, INC.,
                                        MIDWEST COAL SALES COMPANY,
                                        MID-VOL LEASING, INC.
                                        MINING TECHNOLOGIES, INC.,
                                        MOUNTAIN-CLAY, INCORPORATED (d/b/a
                                           Mountain Clay, Inc.),
                                        PHOENIX LAND COMPANY,
                                        PREMIUM PROCESSING, INC.,
                                        PREMIUM COAL DEVELOPMENT COMPANY,
                                        PRO-LAND, INC. (d/b/a Kem Coal Company)

                                        R. & F. COAL COMPANY,
                                        RIVER COAL COMPANY, INC.,
                                        ROARING CREEK COAL COMPANY,
                                        SHIPYARD RIVER COAL TERMINAL COMPANY,
                                        STRAIGHT CREEK COAL RESOURCES COMPANY,
                                        TENNESSEE MINING, INC.,
                                        TURRIS COAL COMPANY,
                                        WYOMING COAL TECHNOLOGY, INC.,
                                        ZEIGLER COAL HOLDING COMPANY,
                                        ZEIGLER ENVIRONMENTAL SERVICES COMPANY,

                                        ZENERGY, INC.,
                                           each as Guarantor

                                        By: /s/ John E. Baum
                                            ________________________________

                                            Name: John E. Baum
                                            Title:

                                        BEECH COAL COMPANY,
                                        CANNELTON, INC.,
                                        CANNELTON INDUSTRIES, INC.,
                                        CANNELTON LAND COMPANY,
                                        CANNELTON SALES COMPANY,
                                        DUNN COAL & DOCK COMPANY,
                                        HAYMAN HOLDINGS, INC.,
                                        KANAWHA CORPORATION,
                                        KINDILL HOLDING, INC.,
                                        KINDILL MINING, INC.,
                                        MIDWEST COAL COMPANY ,
                                        MOUNTAINEER COAL DEVELOPMENT COMPANY,
                                        MOUNTAIN COALS CORPORATION,
                                        OLD BEN COAL COMPANY,
                                        WEST VIRGINIA-INDIANA COAL HOLDING
                                          COMPANY, INC.,
                                          each as Guarantor

                                        By: /s/ William H. Haselhoff
                                            _______________________________
                                            Name: William H. Haselhoff
                                            Title:

                                        BENTLEY COAL COMPANY,
                                        SKYLINE COAL COMPANY,
                                        KENTUCKY PRINCE MINING COMPANY,
                                          each as Guarantor

                                        By:  GRASSY COVE COAL MINING COMPANY,
                                             ROARING CREEK COAL COMPANY,
                                             each as General Partner of each of
                                             the entities listed above

                                        By: /s/ John E. Baum
                                            _________________________________
                                            Name: John E. Baum
                                            Title:

                                        NUCOAL, LLC,
                                          as Guarantor

                                        By:  AMERICOAL DEVELOPMENT COMPANY
                                             ENCOAL CORPORATION
                                              each as Member

                                        By: /s/ John E. Baum
                                            _________________________________
                                            Name: John E. Baum
                                            Title:

                                        STATE STREET BANK AND TRUST
                                            COMPANY, as Trustee

                                        By:  /s/ Susan T. Keller
                                             _________________________________
                                             Name: Susan T. Keller
                                             Title: Vice President

                                  EXHIBIT A-1
                                 (FACE OF NOTE)

===============================================================================

          (a)  CUSIP/CINS ________________

          11 1/2% Series A Senior Subordinated Notes due 2006

No. ____                                                    $__________________

AEI RESOURCES, INC.

promises to pay to_____________________________________________________________

or registered assigns,

  the principal sum of_________________________________________________________

Dollars on December 15, 2006.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 15

                                             Dated:        ,

                                             AEI RESOURCES, INC.

                                             By:_______________________________
                                                Name:
                                                Title:

                                             By:_______________________________
                                                Name:
                                                Title:

                                     A-1-1

This is one of the Global
Notes referred to in the
within-mentioned Indenture:

STATE STREET BANK AND TRUST COMPANY,
as Trustee

By:____________________________

================================================================================

                                     A-1-2

                                 (BACK OF NOTE)

                   11 1/2% SENIOR SUBORDINATED NOTES DUE 2006

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO AN ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1),
(2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE

                                     A-1-3

THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF AEI RESOURCES, INC.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. AEI Resources, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 11 1/2% per annum from December 15, 1998 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before

                                     A-1-4
such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender f or payment of public and private debts; provided that Liquidated Damages may be paid through the issuance of additional Notes having a value at the time of issuance equal to the amount of Liquidated Damages so paid.

          3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. Indenture . The Company issued the Notes under an Indenture dated as of December 14, 1998 ("Indenture") among the Company, the guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $225.0 million in aggregate principal amount, of which $150.0 million was issued on the date of the Indenture, plus amounts, if any, issued to pay Liquidated Damages on outstanding Notes as set forth in Paragraph 2 hereof. After the date of the Indenture, Additional Notes may be issued from time to time subject to the limitations set forth in Section 4.09 of the Indenture.

          5. Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Guarantees in respect of the Notes will be subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Guarantor Senior Indebtedness of each Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound

                                     A-1-5
by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

          6.   Optional Redemption.

          (a) The Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on each December 15 of the years indicated below:


                    YEAR                         PERCENTAGE
                    -----                        ----------
                    2002  ..................      105.750%
                    2003  ..................      103.833%
                    2004  ..................      101.917%
                    2005 and thereafter.....      100.000%

In addition, prior to December 15, 2002, the Notes will be redeemable at a price equal to 100% of the principal amount thereof plus an applicable Make Whole Premium, plus, to the extent not included in the Make Whole Premium, accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption.

          For purposes of the foregoing, the "Make Whole Premium" means, with respect to a Note, an amount equal to the greater of (A) the redemption price of such Note on December 15, 2002 and (B) the excess of, if any, (1) the present value of the remaining interest, premium, if any, and principal payments due on such Note as if such Note were redeemed on December 15, 2002, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (2) the outstanding principal amount of such Note.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption of the Notes (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Weighted Average Life to Maturity of the Notes; provided, however, that if the Weighted Average Life to Maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if Weighted

                                     A-1-6

Average Life to Maturity of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 6, at any time on or before December 15, 2001, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes ever issued under the Indenture at a redemption price equal to 111 1/2% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of an initial public offering of common stock of the Company or Holdings (to the extent that the net proceeds therefrom are contributed to the Company as common equity capital); provided that at least 65% of the aggregate principal amount of Notes issued on the date of the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Holdings or the Company and their Subsidiaries) and provided, further, that such redemption shall occur within 45 days of the date of the closing of such initial public offering.

          7.   Mandatory Redemption.

          Except as set forth in paragraph 8 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

          8.   Repurchase at Option of Holder.

          (a) If there is a Change of Control, each Holder of the Notes will have the right to require the Company to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) If the Company or a Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $2.0 million, the Company shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such

                                     A-1-7

Subsidiary) may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          9. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          10. Denominations, Transfer, Exchange. The Notes are in registered form in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Guarantees of the Notes or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class and any existing default or compliance with any provision of the Indenture, the Guarantees of the Notes or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Guarantees of the Notes or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's, Holdings' or a Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any

                                     A-1-8
additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture or to allow Holdings and/or any Guarantor to execute a supplemental indenture to the Indenture and/or a Guarantee with respect to the Notes.

          13. Defaults and Remedies. Each of the following constitutes an "Event of Default": (a) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes; (b) default in payment when due of the principal of or premium, if any, on the Notes; (c) failure by the Company or any of its Subsidiaries to make the offer required or to purchase any of the Notes as required under the provisions described in
Section 4.10 or Section 4.15 of the Indenture; (d) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with the provisions of the covenants in Section 4.07 or Section 4.0 of the Indenture or failure by the Company or any of its Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; (f) failure by the Company or any of its Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (g) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (h) certain events of bankruptcy or insolvency.

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a

                                     A-1-9
majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or their Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          15. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          18. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of December 14, 1998, among the Company, Holdings, the Guarantors and the Initial Purchaser (the "Registration Rights Agreement").

          19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in no-

                                    A-1-10
tices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          AEI Resources, Inc.
          1500 North Big Run Road
          Ashland, Kentucky  41102
          Attention: Chief Financial Officer

                                    A-1-11

                                ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

______________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint_______________________________________________________

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  ____________
                              Your Signature:______________
                              (Sign exactly as your name appears on the face of this Note)

Signature Guarantee:____________________________________________

                                    A-1-12

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the applicable box below:

          [_] Section 4.10     [_] Section 4.15

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $________

Date: _____________      Your Signature:_________________________________

                         (Sign exactly as your name appears on the Note)

                         Tax Identification No:__________________________

Signature Guarantee:_________________________________

                                    A-1-13

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                   Principal Amount       Signature of
                     Amount of decrease     Amount of increase    of this Global Note      authorized
                             in              in Principal           following such         officer of
                     Prinncipal Amount         Amount of             decrease (or          Trustee or
Date of Exchange     of this Global Note    this Global Note           increase)          Note Custodian
----------------     -------------------    ----------------      -------------------     --------------

                                    A-1-14

                                 [EXHIBIT A-2]
                 (FACE OF REGULATION S TEMPORARY GLOBAL NOTE)

================================================================================


                                                         CUSIP/CINS ___________
              11 1/2% Series A Senior Subordinated Notes due 2006

No.                                                             $____________

AEI RESOURCES, INC.

promises to pay to ___________________________________________________

or registered assigns,

the principal sum of _________________________________________________

Dollars on December 15, 2006.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1


                                             Dated:          ,

                                             AEI RESOURCES, INC.

                                             By:_______________________________
                                               Name:
                                               Title:

                                             By:_______________________________
                                               Name:
                                               Title:

                                     A-2-1

This is one of the Global
Notes referred to in the
within-mentioned Indenture:

STATE STREET BANK AND TRUST COMPANY,
as Trustee

By:____________________________

================================================================================

                                     A-2-2

                 (BACK OF REGULATION S TEMPORARY GLOBAL NOTE)

              11 1/2% SERIES A SENIOR SUBORDINATED NOTES DUE 2006

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO AN ISSUER OR ANY SUB-

                                     A-2-3

SIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE
144A UNDER THE SECURITIES ACT, (C) TO AN      INSTITUTIONAL ACCREDITED INVESTOR
(AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS
NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR
(F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. AEI Resources, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 11 1/2% per annum from December 15, 1998 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding In-

                                     A-2-4
terest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Senior Subordinated Notes under the Indenture.

          2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that Liquidated Damages may be paid through the issuance of additional Notes having a value at the time of issuance equal to the amount of Liquidated Damages so paid.

          3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. Indenture. The Company issued the Notes under an Indenture dated as of December 14, 1998 ("Indenture") among the Company, the guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those

                                     A-2-5
made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $225.0 million in aggregate principal amount, of which $150.0 million was issued on the date of the Indenture, plus amounts, if any, issued to pay Liquidated Damages on outstanding Notes as set forth in Paragraph 2 hereof. After the date of the Indenture, Additional Notes may be issued from time to time subject to the limitations set forth in Section 4.09 of the Indenture.

          5. Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Guarantees in respect of the Notes will be subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Guarantor Senior Indebtedness of each Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

          6.  Optional Redemption.

          (a) The Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on each December 15 of the years indicated below:


                   YEAR                       PERCENTAGE
                   ----                       ----------
                   2002...............        105.750%
                   2003...............        103.833%
                   2004...............        101.917%
                   2005 and thereafter ...... 100.000%


In addition, prior to December 15, 2002, the Notes will be redeemable at a price equal to 100% of the principal amount thereof plus an applicable Make Whole Premium, plus, to the

                                     A-2-6
extent not included in the Make Whole Premium, accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption.

          For purposes of the foregoing, the "Make Whole Premium" means, with respect to a Note, an amount equal to the greater of (A) the redemption price of such Note on December 15, 2002 and (B) the excess of, if any, (1) the present value of the remaining interest, premium, if any, and principal payments due on such Note as if such Note were redeemed on December 15, 2002, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (2) the outstanding principal amount of such Note.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption of the Notes (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Weighted Average Life to Maturity of the Notes; provided, however, that if the Weighted Average Life to Maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if Weighted Average Life to Maturity of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 6, at any time on or before December 15, 2001, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes ever issued under the Indenture at a redemption price equal to 111 1/2% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of an initial public offering of common stock of the Company or Holdings (to the extent that the net proceeds therefrom are contributed to the Company as common equity capital); provided that at least 65% of the aggregate principal amount of Notes issued on the date of the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Holdings or the Company and their Subsidiaries) and provided, further, that such redemption shall occur within 45 days of the date of the closing of such initial public offering.

          7.   Mandatory Redemption.

          Except as set forth in paragraph 8 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

                                     A-2-7

          8.   Repurchase at Option of Holder.

          (a) If there is a Change of Control, each Holder of the Notes will have the right to require the Company to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) If the Company or a Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $2.0 million, the Company shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          9. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          10. Denominations, Transfer, Exchange. The Notes are in registered form in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or

                                     A-2-8
register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment

          This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

          11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Guarantees of the Notes or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class and any existing default or compliance with any provision of the Indenture, the Guarantees of the Notes or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Guarantees of the Notes or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's, Holdings' or a Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture or to allow Holdings and/or any Guarantor to execute a supplemental indenture to the Indenture and/or a Guarantee with respect to the Notes.

          13. Defaults and Remedies. Each of the following constitutes an "Event of Default": (a) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes; (b) default in payment when due of the principal of or premium, if any, on the Notes; (c) failure by the Company or any of its Subsidiaries to make the offer required or to purchase any of the Notes as required under the provisions described in
Section 4.10 or Section 4.15 of the Indenture; (d) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with the provisions of the

                                     A-2-9
covenants in Section 4.07 or Section 4.09 of the Indenture or failure by the Company or any of its Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; (f) failure by the Company or any of its Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (g) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (h) certain events of bankruptcy or insolvency.

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                                    A-2-10

          14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          15. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          18. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of December 14, 1998, between the Company, Holdings, the Guarantors and the Initial Purchaser (the "Registration Rights Agreement").

          19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          AEI Resources, Inc.
          1500 North Big Run Road
          Ashland, Kentucky  41102
          Attention: Chief Financial Officer

                                    A-2-11

                                ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _________
                              Your Signature:___________________________________
                              (Sign exactly as your name appears on the face of this Note)

Signature Guarantee___________________________________________

                                    A-2-12

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the applicable box below:

          [_] Section 4.10     [_] Section 4.15

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $________

________________________________________________________________________________

Date:________                  Your Signature:________________________________

                               (Sign exactly as your name appears on the Note)

                               Tax Identification No:_________________________

Signature Guarantee_________________________________________

                                    A-2-13

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                               Principal Amount    Signature of
                   Amount of decrease   Amount of increase   of this Global Note    authorized
                           in              in Principal         following such      officer of
                    Principal Amount         Amount of           decrease (or       Trustee or
Date of Exchange   of this Global Note   this Global Note         increase)       Note Custodian
----------------   -------------------  ------------------   -------------------  --------------

                                    A-2-14

                                   EXHIBIT B

                        FORM OF CERTIFICATE OF TRANSFER

AEI Resources, Inc.
1500 North Big Run Road
Ashland, Kentucky  41102

State Street Bank and Trust Company
Goodwin Square
225 Asylum Street
Hartford, Connecticut  06103


          Re:  AEI Resources, Inc.
               11 1/2% Senior Subordinated Notes Due 2006
               ------------------------------------------

          Reference is hereby made to the Indenture, dated as of December 14, 1998 (the "Indenture"), among AEI Resources, Inc. (the "Company"), the guarantors named therein and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ______________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  [_]   CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE
144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or

Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.  [_]   CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE
          ----------------------------------------------------------------------
TEMPORARY REGULATION S GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR A DEFINITIVE
--------------------------------------------------------------------------------
NOTE PURSUANT TO REGULATION S.  The Transfer is being effected pursuant to and
-----------------------------
in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

3.  [_]   CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
          -------------------------------------------------------------------
INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION
------------------------------------------------------------------------------
OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The Transfer is
----------------------------------------------------------
being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                      or

          (b) [_] such Transfer is being effected to the Company or a subsidiary thereof;

                                      or

          (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                      or

          (d) [_] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4.  [_]   Check if Transferee will take delivery of a beneficial interest in an
Unrestricted Global Note or of an Unrestricted Definitive Note.

          (a) [_] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b) [_] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enu-merated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c) [_] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                          ______________________________________
                                          [Insert Name of Transferor]


                                          By:___________________________________
                                             Name:
                                             Title:
Dated:____,__

                      ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                            CHECK ONE OF (a) OR (b)

          (a)  [_]  a beneficial interest in the:

               (i)  [_]  144A Global Note (CUSIP _________), or

               (ii) [_]  Regulation S Global Note (CUSIP _________), or

               (iii)[_]  IAI Global Note (CUSIP ________); or

          (b)  [_]  a Restricted Definitive Note.

2.   After the Transfer the Transferee will hold:

                                   CHECK ONE

               (a)  [_]  a beneficial interest in the:

                    (i)  [_]  144A Global Note (CUSIP ________), or

                    (ii) [_]  Regulation S Global Note (CUSIP ________), or

                    (iii)[_]  IAI Global Note (CUSIP ________); or

                    (iv) [_]  Unrestricted Global Note (CUSIP ________); or

               (b)  [_]  a Restricted Definitive Note; or

               (c)  [_]  an Unrestricted Definitive Note,

          in accordance with the terms of the Indenture.

                                   EXHIBIT C
                        FORM OF CERTIFICATE OF EXCHANGE

AEI Resources, Inc.
1500 North Big Run Road
Ashland, Kentucky  41102

State Street Bank and Trust Company
Goodwin Square
225 Asylum Street
Hartford, Connecticut  06103


          Re:  AEI Resources, Inc.
               11 1/2% Senior Subordinated Notes due 2006

                             (CUSIP______________)

          Reference is hereby made to the Indenture, dated as of December 14, 1998 (the "Indenture"), among AEI Resources, Inc. (the "Company"), the guarantors named therein and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ____________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

          (a)  [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
                   -------------------------------------------------------------
GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In
-----------------------------------------------------------------
connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an

Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b)  [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
                   -------------------------------------------------------------
GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of
-------------------------------------------
the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c)  [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
                   -------------------------------------------------------
BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the
--------------------------------------------------
Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d)  [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
                   -------------------------------------------------------
UNRESTRICTED DEFINITIVE NOTE.  In connection with the Owner's Exchange of a
----------------------------
Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

          (a)  [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
                   -------------------------------------------------------------
GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of
-----------------------------------------
the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b)  [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
                   -------------------------------------------------------
BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange
-----------------------------------------------
of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                             ___________________________________
                                             [Insert Name of Owner]

                                             By:________________________________
                                                Name:
                                                Title:

Dated: ________________, ____

                                   EXHIBIT D

                           FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

AEI Resources, Inc.
1500 North Big Run Road
Ashland, Kentucky  41102

State Street Bank and Trust Company
Goodwin Square
225 Asylum Street
Hartford, Connecticut  06103

          Re:  AEI Resources, Inc.
               11 1/2% Senior Subordinated Notes due 2006

          Reference is hereby made to the Indenture, dated as of December 14, 1998 (the "Indenture"), among AEI Resources, Inc. (the "Company"), the guarantors named therein and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of $____________ aggregate principal amount of:

          (a)  [_]  a beneficial interest in a Global Note, or

          (b)  [_]  a Definitive Note,

we confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a

"qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                  ______________________________
                                                  [Insert Name of Owner]


                                                  By:___________________________
                                                     Name:
                                                     Title:

Dated: ________________, ____

                                   EXHIBIT E
               FORM OF NOTATION OF SENIOR SUBORDINATED GUARANTEE

                                   GUARANTEE
                  11 1/2% Senior Subordinated Notes due 2006
                            of AEI REsources, Inc.

     For value received, each guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, on a senior ubordinated basis, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of December 14, 1998 (the "Indenture") among AEI Resources, Inc., AEI Resources Holding, Inc. ("Holdings"), the guarantors listed on the signature pages thereto and State Street Bank and Trust ompany, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of Holdings and each Guarantor to the Holders and to the Trustee pursuant to the Guarantee of the Notes and the Indenture are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such guarantor, to the extent and in the manner provided in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                                        Confirmed and agreed to as Guarantors:
                                        17 WEST MINING, INC.,
                                        ACECO, INC.,
                                        ADDINGTON MINING, INC.,
                                        AEI COAL SALES COMPANY, INC.,
                                        AEI HOLDING COMPANY, INC.
                                        AEI RESOURCES HOLDING, INC.,
                                        AMERICOAL DEVELOPMENT COMPANY,
                                        APPALACHIAN REALTY COMPANY,
                                        AYRSHIRE LAND COMPANY,
                                        BELLAIRE TRUCKING COMPANY,
                                        BLUEGRASS COAL DEVELOPMENT
                                        COMPANY,
                                        BOWIE RESOURCES LIMITED
                                        CC COAL COMPANY,
                                        COAL VENTURES HOLDING
                                         COMPANY, INC.,
                                        EAST KENTUCKY ENERGY CORPORATION,
                                        EMPLOYEE BENEFITS MANAGEMENT, INC.,
                                        ENCOAL CORPORATION,
                                        ENERZ CORPORATION,
                                        EVERGREEN MINING COMPANY,
                                        FAIRVIEW LAND COMPANY,
                                        FRANKLIN COAL SALES COMPANY,
                                        GRASSY COVE COAL MINING COMPANY,
                                        HERITAGE MINING COMPANY,
                                        HIGHLAND COAL, INC.,
                                        IKERD-BANDY CO., INC.,
                                        KERMIT COAL COMPANY,
                                        LESLIE RESOURCES, INC.,
                                        LESLIE RESOURCES MANAGEMENT, INC.,
                                        MEADOWLARK, INC.,
                                        MEGA MINERALS, INC.,
                                        MIDWEST COAL SALES COMPANY,
                                        MID-VOL LEASING, INC.
                                        MINING TECHNOLOGIES, INC.,
                                        MOUNTAIN-CLAY, INCORPORATED (d/b/a
                                         Mountain Clay, Inc.),
                                        PHOENIX LAND COMPANY,
                                        PREMIUM PROCESSING, INC.,
                                        PREMIUM COAL DEVELOPMENT COMPANY
                                        PRO-LAND, INC. (d/b/a Kem Coal Company)
                                        R. & F. COAL COMPANY,
                                        RIVER COAL COMPANY, INC.,
                                        ROARING CREEK COAL COMPANY,

                                          SHIPYARD RIVER COAL TERMINAL
                                          COMPANY,
                                          STRAIGHT CREEK COAL RESOURCES
                                          COMPANY,
                                          TENNESSEE MINING, INC.,
                                          TURRIS COAL COMPANY,
                                          WYOMING COAL TECHNOLOGY, INC.,
                                          ZEIGLER COAL HOLDING COMPANY,
                                          ZEIGLER ENVIRONMENTAL SERVICES
                                          COMPANY,
                                          ZENERGY, INC.,
                                           each as Guarantor


                                          By: _________________________________
                                              Name:
                                              Title:

                                          BEECH COAL COMPANY,
                                          CANNELTON, INC.,
                                          CANNELTON INDUSTRIES, INC.,
                                          CANNELTON LAND COMPANY,
                                          CANNELTON SALES COMPANY,
                                          DUNN COAL & DOCK COMPANY,
                                          HAYMAN HOLDINGS, INC.,
                                          KANAWHA CORPORATION,
                                          KINDILL HOLDING, INC.,
                                          KINDILL MINING, INC.,
                                          MIDWEST COAL COMPANY ,
                                          MOUNTAINEER COAL DEVELOPMENT
                                           COMPANY,
                                          MOUNTAIN COALS CORPORATION,
                                          OLD BEN COAL COMPANY,
                                          WEST VIRGINIA-INDIANA COAL HOLDING
                                           COMPANY, INC.,
                                           each as Guarantor

                                          By: _________________________________
                                              Name:
                                              Title:

                                     BENTLEY COAL COMPANY,
                                     SKYLINE COAL COMPANY,
                                     KENTUCKY PRINCE MINING COMPANY,
                                      each as Guarantor

                                     By: GRASSY COVE COAL MINING COMPANY,
                                         ROARING CREEK COAL COMPANY,
                                         each as General Partner of each of the
                                         entities listed above

                                     By: _______________________________________
                                         Name:
                                         Title:

                                         NUCOAL, LLC,
                                          as Guarantor

                                         By:  AMERICOAL DEVELOPMENT
                                              COMPANY
                                              ENCOAL CORPORATION
                                              each as Member

                                         By: ___________________________________
                                             Name:
                                             Title:

                                   EXHIBIT F
                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

          Supplemental Indenture (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Subsidiary Guarantor"), a subsidiary of AEI Resources, Inc., a Delaware corporation (the "Company"), the Company, AEI Resources Holding, Inc. ("Holdings"), the other Guarantors (as defined in the Indenture referred to herein) and State Street Bank and Trust Company, as trustee under the indenture referred to below (the "Trustee").

                             W I T N E S S E T H :
                             --------------------

          WHEREAS, the Company, Holdings and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December 14, 1998 providing for the issuance of an aggregate principal amount of up to $225.0 million of 11 1/2% Senior Subordinated Notes due 2006 (the "Notes");

          WHEREAS, the Indenture provides that under certain circumstances the Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall unconditionally guarantee, on a senior subordinated basis, all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Guarantee"); and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. Agreement to Guarantee. The Subsidiary Guarantor hereby agrees as follows:

          (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

               (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, Holdings and the Guarantors shall be jointly and severally obligated to pay the same immediately.

     (b) The obligations of Holdings and each Guarantor to the Holders and to the Trustee pursuant to their respective Guarantees of the Notes and the Indenture are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such guarantor, to the extent and in the manner provided in Article Ten of the Indenture.

     (c) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     (d) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

     (e) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Inden-ture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

     (f) If any Holder or the Trustee is required by any court or otherwise to return to the Company, Holdings, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company, Holdings or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     (g) The Subsidiary Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

     (h) As between Holdings and the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
               Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

     (i) Holdings and the Guarantors shall have the right to seek contribution from any non-paying guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

     (j) Pursuant to Section 10.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of Holdings or any other Guarantor in respect of the obligations of Holdings or such other Guarantor under Article 10 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that obligations of Holdings or such Guarantor under this Guarantee will not constitute a fraudulent transfer or conveyance.

          3    Execution and Delivery.  Each Subsidiary Guarantor agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

          4.   Subsidiary Guarantor May Consolidate, Etc. on Certain Terms.

          (a) The Subsidiary Guarantor may not consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless:

               (i) subject to Sections 10.04 and 10.05 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) unconditionally assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Registration Rights Agreement; and

               (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

               (iii) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

          (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

          (c) Except as set forth in Articles 4 and 5 and Section 10.05 of Article Ten of the Indenture, and notwithstanding clause (a) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

          5.   Releases.

          (a) In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, a sale or other disposition of all to the capital stock of any Subsidiary Guarantor or the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of the Indenture, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation
     Section 4.10 of the Indenture, and any such designation of a Guarantor as an Unrestricted Subsidiary complies with all applicable covenants. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

          (b) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under the Indenture as provided in Article 10 of the Indenture.

          6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

          7. New York Law To Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

          10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsidiary Guarantor and the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _______________, ____

                                   AEI RESOURCES, INC.

                                   By: _________________________________________
                                       Name:
                                       Title:

                                   Confirmed and agreed to as Guarantors:

                                   17 WEST MINING, INC.,
                                   ACECO, INC.,
                                   ADDINGTON MINING, INC.,
                                   AEI COAL SALES COMPANY, INC.,
                                   AEI HOLDING COMPANY, INC.
                                   AEI RESOURCES HOLDING, INC.,
                                   AMERICOAL DEVELOPMENT COMPANY,
                                   APPALACHIAN REALTY COMPANY,
                                   AYRSHIRE LAND COMPANY,
                                   BELLAIRE TRUCKING COMPANY,
                                   BLUEGRASS COAL DEVELOPMENT
                                   COMPANY,
                                   BOWIE RESOURCES LIMITED
                                   CC COAL COMPANY,
                                   COAL VENTURES HOLDING
                                    COMPANY, INC.,
                                   EAST KENTUCKY ENERGY CORPORATION,
                                   EMPLOYEE BENEFITS MANAGEMENT, INC.,
                                   ENCOAL CORPORATION,
                                   ENERZ CORPORATION,
                                   EVERGREEN MINING COMPANY,
                                   FAIRVIEW LAND COMPANY,
                                   FRANKLIN COAL SALES COMPANY,
                                   GRASSY COVE COAL MINING COMPANY,
                                   HERITAGE MINING COMPANY,
                                   HIGHLAND COAL, INC.,
                                   IKERD-BANDY CO., INC.,
                                   KERMIT COAL COMPANY,
                                   LESLIE RESOURCES, INC.,

                                   LESLIE RESOURCES MANAGEMENT, INC.,
                                   MEADOWLARK, INC.,
                                   MEGA MINERALS, INC.,
                                   MIDWEST COAL SALES COMPANY,
                                   MID-VOL LEASING, INC.
                                   MINING TECHNOLOGIES, INC.,
                                   MOUNTAIN-CLAY, INCORPORATED (d/b/a
                                    Mountain Clay, Inc.),
                                   PHOENIX LAND COMPANY,
                                   PREMIUM PROCESSING, INC.,
                                   PREMIUM COAL DEVELOPMENT COMPANY,
                                   PRO-LAND, INC. (d/b/a Kem Coal Company)
                                   R. & F. COAL COMPANY,
                                   RIVER COAL COMPANY, INC.,
                                   ROARING CREEK COAL COMPANY,
                                   SHIPYARD RIVER COAL TERMINAL
                                   COMPANY,
                                   STRAIGHT CREEK COAL RESOURCES
                                   COMPANY,
                                   TENNESSEE MINING, INC.,
                                   TURRIS COAL COMPANY,
                                   WYOMING COAL TECHNOLOGY, INC.,
                                   ZEIGLER COAL HOLDING COMPANY,
                                   ZEIGLER ENVIRONMENTAL SERVICES
                                   COMPANY,
                                   ZENERGY, INC.,
                                    each as Guarantor

                                   By: _________________________________________
                                       Name:
                                       Title:

                                      BEECH COAL COMPANY,
                                      CANNELTON, INC.,
                                      CANNELTON INDUSTRIES, INC.,
                                      CANNELTON LAND COMPANY,
                                      CANNELTON SALES COMPANY,
                                      DUNN COAL & DOCK COMPANY,
                                      HAYMAN HOLDINGS, INC.,
                                      KANAWHA CORPORATION,
                                      KINDILL HOLDING, INC.,
                                      KINDILL MINING, INC.,
                                      MIDWEST COAL COMPANY ,
                                      MOUNTAINEER COAL DEVELOPMENT
                                       COMPANY,
                                      MOUNTAIN COALS CORPORATION,
                                      OLD BEN COAL COMPANY,
                                      WEST VIRGINIA-INDIANA COAL HOLDING
                                       COMPANY, INC.,
                                       each as Guarantor

                                      By: ____________________________________
                                          Name:
                                          Title:

                                      BENTLEY COAL COMPANY,
                                      SKYLINE COAL COMPANY,
                                      KENTUCKY PRINCE MINING COMPANY,
                                       each as Guarantor

                                      By: GRASSY COVE COAL MINING COMPANY,
                                          ROARING CREEK COAL COMPANY,
                                          each as General Partner of each of the
                                          entities listed above

                                      By: ______________________________________
                                          Name:
                                          Title:

                                      NUCOAL, LLC,
                                       as Guarantor

                                      By:  AMERICOAL DEVELOPMENT
                                           COMPANY
                                           ENCOAL CORPORATION
                                           each as Member

                                      By: ______________________________________
                                          Name:
                                          Title:



                                      STATE STREET BANK AND TRUST
                                        COMPANY, as Trustee

                                      By: ______________________________________
                                          Name:
                                          Title:

________________________________________________________________________________


                         REGISTRATION RIGHTS AGREEMENT

                         Dated as of December 14, 1998

                                 by and among

                        AEI RESOURCES, INC., AS ISSUER

                          AEI RESOURCES HOLDING, INC.

                                      AND

             THE SUBSIDIARY GUARANTORS NAMED HEREIN, AS GUARANTORS

                                      and

                            WARBURG DILLON READ LLC

                          $150,000,000 11 1/2% SENIOR
                          SUBORDINATED NOTES DUE 2006


________________________________________________________________________________

           This Registration Rights Agreement (the "Agreement") is made and
                                                    ---------
entered into as of December 14, 1998 by and among AEI RESOURCES, INC., a Delaware corporation (the "Company"), AEI RESOURCES HOLDING, INC., a Delaware
                           -------
corporation ("Holdings"), and the SUBSIDIARY GUARANTORS (as defined herein) and
              --------
WARBURG DILLON READ LLC (the "Initial Purchaser").  The execution and delivery
                              -----------------
of this Agreement is a condition to the obligations of the Initial Purchaser to purchase $150,000,000 of the Company's 11 1/2% Senior Subordinated Notes due 2006 (the "Senior Subordinated Notes") under the Purchase Agreement, dated as of December 4, 1998 (the "Purchase Agreement"), by and among the Company, the
                       ------------------
Guarantors and the Initial Purchaser.

           The Company, the Guarantors and the Initial Purchaser hereby agree as follows:

SECTION 1. DEFINITIONS

           As used in this Agreement, the following capitalized terms shall have the following meanings:

           Act:  The Securities Act of 1933, as amended, and the rules and
           ---
regulations promulgated by the Commission pursuant thereto.

           Action:  As defined in Section 8(c) of this Agreement.
           ------

           Broker-Dealer:  Any broker or dealer registered under the Exchange
           -------------
Act.

           Closing Date:  The date that the Notes are purchased by the Initial
           ------------
Purchaser pursuant to the Purchase Agreement.

           Commission:  The Securities and Exchange Commission.
           ----------

           Consummate:  A Registered Exchange Offer shall be deemed
           ----------
"Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) of this Agreement and (iii) the delivery by the Company to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that were so tendered.

           Damages Payment Date:  With respect to the Notes, each Interest
           --------------------
Payment Date.

          Effectiveness Target Date:  As defined in Section 5 of this Agreement.
          -------------------------


          Exchange Act:  The Securities Exchange Act of 1934, as amended, and
          ------------
the rules and regulations promulgated by the Commission pursuant thereto.

          Exchange Offer:  The registration under the Act by the Company and the
          --------------
 Guarantors of the New Notes pursuant to a Registration Statement pursuant to which the Company and the Guarantors offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Old Notes that are Transfer Restricted Securities held by such Holders for New Notes in an aggregate principal amount equal to the aggregate principal amount of the Old Notes that are Transfer Restricted Securities tendered in such exchange offer by such Holders.

          Exchange Offer Effective Date:  The dated on which the Exchange Offer
          -----------------------------
Registration Statement is declared effective by the Commission.

          Exchange Offer Registration Statement:  The Registration Statement
          -------------------------------------
relating to the Exchange Offer, including the related Prospectus.

          Exempt Resales:  The transactions in which the Initial Purchaser
          --------------
proposes to sell the Notes to (i) certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and (ii) other eligible purchasers pursuant to Regulation S under the Act.

          Guarantors:  Holdings together with the Subsidiary Guarantors.
          ----------

          Holders:  As defined in Section 2(b) of this Agreement.
          -------

          Indenture:  The Indenture, dated as of December 14, 1998, by and among
          ---------
the Company, the Guarantors and State Street Bank and Trust Company, as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture
      -------
is amended or supplemented from time to time in accordance with its terms.

          Initial Purchaser:  Warburg Dillon Read LLC.
          -----------------

          Interest Payment Date:  As defined in the Notes.
          ---------------------

          NASD:  National Association of Securities Dealers, Inc.
          ----

          New Notes:  The Company's 11 1/2% Senior Subordinated Notes due 2006
          ---------
to be issued pursuant to the Indenture in connection with the Exchange Offer and evidencing the same debt as the Old Notes, including the guarantees by the Guarantors.

          Notes:  Old Notes and New Notes.
          -----

          Old Notes:  The Company's 11 1/2% Senior Subordinated Notes due 2006
          ---------
to be issued pursuant to the Indenture on the Closing Date, including the guarantees by the Guarantors.

          Participating Broker Dealer:  As defined in Section 6(a)(iii) of this
          ---------------------------
Agreement.

          Person:  An individual, partnership, corporation, trust or
          ------
unincorporated organization, or a government or agency or political subdivision thereof.

          Prospectus:  The prospectus included in a Registration Statement, as
          ----------
amended or supplemented by any prospectus supplement and by all other amendments and supplements thereto, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such Prospectus.

          Registration Default:  As defined in Section 5 of this Agreement.
          --------------------

          Registration Statement:  Any registration statement of the Company and
          ----------------------
the Guarantors relating to (a) an offering of New Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement that is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including pre- and post-effective amendments) and all exhibits and material incorporated by reference or deemed to be incorporated by reference, if any, therein.

          Shelf Filing Deadline:  As defined in Section 4(a) of this Agreement.
          ---------------------

          Shelf Registration Statement:  As defined in Section 4(a) of this
          ----------------------------
Agreement.

          Subsidiary:  With respect to any Person, any other Person of which a
          ----------
majority of the equity ownership or the voting securities is at the time owned, directly or indirectly, by such Person or by one or more other subsidiaries of such Person or a combination thereof.

          Subsidiary Guarantors:  Each Subsidiary of the Company that, pursuant
          ---------------------
to the Indenture, is, or is required to become, a guarantor of the obligations of the Company under the Notes and the Indenture.

          TIA:  The Trust Indenture Act of 1939, as amended  (15 U.S.C. Section
          ---
77aaa-77bbbb), as in effect on the date of the Indenture.

          Transfer Restricted Securities:  Each Note until the earliest to occur
          ------------------------------
of (i) the date on which each such Old Note has been exchanged by a person other than a Broker-Dealer for a New Note in the Exchange Offer, (ii) following the exchange by a Broker-Dealer in the Exchange Offer of an Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such
Note is distributed to the public pursuant to Rule 144 under the Act.

          Underwritten Registration or Underwritten Offering:  A registration in
          --------------------------------------------------
which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement.

SECTION 2.  SECURITIES SUBJECT TO THIS AGREEMENT

          (a)  Transfer Restricted Securities.  The securities entitled to the
               ------------------------------
benefits of this Agreement are the Transfer Restricted Securities.

          (b)  Holders of Transfer Restricted Securities.  A Person is deemed to
               -----------------------------------------
be a holder of Transfer Restricted Securities (each, a "Holder") whenever such
                                                        ------
Person beneficially owns Transfer Restricted Securities.

SECTION 3.  REGISTERED EXCHANGE OFFER

          (a) Unless, due to a change in law or Commission policy after the date hereof, the Exchange Offer shall not be permissible under applicable federal law or Commission policy, the Company and the Guarantors shall (i) use their reasonable best efforts to cause to be filed with the Commission as soon as practicable on or prior to 45 days after the Closing Date, a Registration Statement under the Act relating to the New Notes and the Exchange Offer and
(ii) use their reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable on or prior to 90 days after the Closing Date. In connection with the foregoing, the Company and the Guarantors shall (A) file all pre-effective amendments to such Registration Statement as may be necessary to cause such Registration Statement to become effective, (B) if applicable, file a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Act, (C) cause all necessary filings in connection with the registration and qualification of the New Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer (provided, however, that the Company and the Guarantors shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to take any action that would subject them to general service of process or taxation in any jurisdiction where they are not so subject, except service of process with respect to the offering and sale of the Notes and Exchange Notes) and (D) upon the effectiveness of such Registration Statement, commence the Exchange Offer and use their reasonable best efforts to issue on or prior to 45 days after the Exchange Offer Effective Date, New Notes in exchange for all Old Notes tendered in the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the New Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of New Notes held by Broker-Dealers as contemplated by Section 3(c) below. If, after such Exchange Offer Registration Statement initially is declared effective by the Commission, the Exchange Offer or the issuance of New Notes under the Exchange Offer or the resale of New Notes received by Broker-Dealers in the Exchange Offer as contemplated by Section 3(c) below is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Registration Statement shall be deemed not to have become effective for purposes of this Agreement during the period that such stop order, injunction or other similar order or requirement shall remain in effect.

          (b) The Company shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no
                                                  --------  -------
event shall such period be less than 20 business days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. The Company and the Guarantors shall only offer to exchange New Notes for Old Notes in the Exchange Offer, and only the New Notes shall be registered under the Exchange Offer Registration Statement.

          (c) The Company shall indicate in a "Plan of Distribution" section contained in the Prospectus included in the Exchange Offer Registration Statement that any Broker-Dealer that holds Old Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Old Notes pursuant to the Exchange Offer; provided, however, that such Broker-Dealer
                                      --------  -------
may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the New Notes received by such Broker-Dealer in the Exchange Offer. Such "Plan of Distribution" section shall allow the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Act, including Participating Broker-Dealers, and shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

          The Company and the Guarantors shall use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time. The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such period in order to facilitate such resales.

SECTION 4.  SHELF REGISTRATION

          (a)  Shelf Registration.  If (i) the Company and the Guarantors are
               ------------------
not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities shall notify the Company within 20 business days of the commencement of the Exchange Offer that such Holder (A) is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) is a Broker-Dealer and holds Old Notes (including the Initial Purchaser who holds Old Notes as part of an unsold allotment from the original offering of the Notes) acquired directly from the Company or one of its affiliates or (iii) the Company and the Guarantors do not consummate the Exchange Offer within 45 days following the effectiveness date of the Exchange Offer Registration Statement, then the Company and the Guarantors shall (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement"), on or prior to the earliest to occur of (1) the
 ----------------------------
30th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement or (2) the 30th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above, and, in the case of clauses (1) and (2) in any event within 75 days after the Closing Date (such earliest date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall
           ---------------------
provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) of this Agreement, and (y) use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 45th day after the Shelf Filing Deadline. The Company and the Guarantors shall use their best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) of this Agreement to the extent necessary to ensure that it is available for resales of Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this

Section 4(a) and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a continuous period of two years following the date on which such Shelf Registration Statement becomes effective under the Act or such shorter period that will terminate when all the Notes covered by the Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement.

          (b)  Provision by Holders of Certain Information in Connection with
               --------------------------------------------------------------
the Shelf Registration Statement.  No Holder of Transfer Restricted Securities
--------------------------------
may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 business days after receipt of a request therefor, such information regarding such Holder as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included in such Shelf Registration Statement. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.  LIQUIDATED DAMAGES

          If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) the
                                      -------------------------
Exchange Offer has not been Consummated within 45 business days after the Exchange Offer Effective Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or usable in connection with resales of Transfer Restricted Securities during the periods required by this Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company and the Guarantors hereby
                 --------------------
agree to pay liquidated damages to each Holder of Transfer Restricted Securities with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Notes constituting Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Notes constituting Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 in principal amount of Notes constituting Transfer Restricted Securities. Notwithstanding the foregoing, the Company and the Guarantors shall not be required to pay liquidated damages to each Holder of Transfer Restricted Securities if the Registration Default arises from the failure of the Company or the Guarantors to file, or cause to become effective, a Shelf Registration Statement within the time period required by Section 4 of this Agreement and such Registration Default is by reason of the failure of the Holders to provide the information regarding the Holder reasonably requested by the Company, the NASD or any other regulatory agency having jurisdiction over any of the Holders at least 10 business days prior to such Registration Default. All accrued liquidated damages shall be paid by the Company and the Guarantors on each Damages Payment Date to the Holders by wire transfer of immediately available funds or by federal funds check and to the Holders of certificated securities by mailing a check to such Holders' registered addresses. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of liquidated damages with respect to such Transfer Restricted Securities will cease.

          All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

SECTION 6.  REGISTRATION PROCEDURES

          (a)  Exchange Offer Registration Statement.  In connection with the
               -------------------------------------
Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) below, shall use their reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

             (i) If, due to a change in law or Commission policy after the date hereof, in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable federal law or Commission policy, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Old Notes. The Company hereby agrees to pursue the issuance of such a no-action letter or favorable decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Company hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission of such submission. The Initial Purchaser shall be given prior notice of any action taken by the Company under this clause (i).

             (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company or any of the Guarantors, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Notes to be issued in the Exchange Offer and (C) it is acquiring the New Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange Offer.

             (iii) The Company, the Guarantors and the Initial Purchaser acknowledge that the staff of the Commission has taken the position that any broker-dealer that owns New Notes that were received by such broker-dealer for its own account in the Exchange Offer (a "Participating Broker-
                                                          --------------------
     Dealer") may be deemed to be an "underwriter" within the meaning of the Act
     ------
     and must deliver a prospectus meeting the requirements of the Act in connection with any resale of such New Notes (other than a resale of an unsold allotment resulting from the original offering of the Notes).

             The Company, the Guarantors and the Initial Purchaser also acknowledge that it is the Commission staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the New Notes, without naming the Participating Broker-Dealers or specifying the amount of New Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligations under the Act in connection with resales of New Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Act.

             (b)  Shelf Registration Statement.  In the event that a Shelf
                  ----------------------------
Registration Statement is required by this Agreement, the Company and the Guarantors shall comply with all the provisions of Section 6(c) of this Agreement and shall use their reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution of such Transfer Restricted Securities and, in connection therewith, the Company and the Guarantors will as expeditiously as possible prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution of such Transfer Restricted Securities.

          (c)  General Provisions.  In connection with any Registration
               ------------------
Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus, to the extent that the same are required to be available to permit resales of Notes by Broker-Dealers), the Company and the Guarantors shall:

             (i) use their reasonable best efforts to keep such Registration Statement continuously effective for the applicable time period required hereunder and provide all requisite financial statements (including, if required by the Act or any regulation thereunder, financial statements of the Guarantors) for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall promptly notify the Holders to suspend use of the Prospectus, and the Holders shall suspend use of the Prospectus, and such Holders shall not communicate non-public information to any third party, in violation of the securities laws, until the Company and the Guarantors have made an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), the Company and the Guarantors shall use their reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

             (ii) prepare and file with the Commission such amendments and post-effective amendments to such Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 of this Agreement, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act during the applicable time period required hereunder and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act and the Exchange Act with respect to the disposition of all Transfer Restricted Securities covered by such Registration Statement during such period in accordance with the intended method or methods of distribution by the sellers of such securities set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;

             (iii) advise the underwriter(s), if any, the Initial Purchaser, and, in the case of a Shelf Registration Statement, each of the selling Holders promptly and, if re-quested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating to such Registration Statement or Prospectus, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement to such Registration Statement or Prospectus, as the case may be, or any document incorporated by reference in such Registration Statement or Prospectus untrue in any material respect, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements in such Registration Statement or Prospectus not misleading and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

             (iv) furnish to each of the underwriter(s), if any, the Initial Purchaser and, in the case of a Shelf Registration Statement, each of the selling Holders before filing with the Commission, copies of any Registration Statement or any Prospectus included in such Registration Statement or Prospectus or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the reasonable review of such underwriter(s), if any, the Initial Purchaser, and such Holders for a period of at least three business days, and the Company and the Guarantors will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus, as the case may be, (including all such documents incorporated by reference) to which any underwriter, Initial Purchaser or selling Holder shall reasonably object within three business days after the receipt of such Registration Statement or Prospectus;

             (v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, (A) provide copies of such document to the selling Holders and to the underwriter(s), if any, (B) make the Company's and the Guarantors' representatives available for discussion of such document and other customary due diligence matters; provided that such discussion and due
                                      --------
     diligence shall be coordinated on behalf of the selling Holders by one counsel designated by and on behalf of such selling Holders and (C) include such information in such document prior to the filing of such document as such selling Holders or underwriter(s), if any, may reasonably request;

             (vi) make available at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders or any of the underwriter(s), if any, at the offices where normally kept, during reasonable business hours, all relevant financial and other records, pertinent corporate documents and properties of the Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness; provided, however, that such
                                                    --------  -------
     persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless and to the extent that (A) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (B) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of the Shelf Registration Statement or the use of any Prospectus),
     (C) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such person or (D) such information becomes available to such person from a source other than the Company and its Subsidiaries and such source is not bound by a confidentiality agreement;

             (vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of

     Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid for Transfer Restricted Securities and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be
                               --------  -------
     required to take any action pursuant to this Section 6(c)(vii) that would, in the opinion of counsel for the Company, violate applicable law;

             (viii) furnish to each underwriter, if any, the Initial Purchaser and upon request to the Company to a selling Holder without charge, at least one conformed copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including, upon the request of such Person, all documents incorporated by reference therein and all exhibits to the extent requested (including exhibits incorporated therein by reference);

             (ix) deliver to each selling Holder, each of the underwriter(s), if any, and the Initial Purchaser, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company and the Guarantors hereby consent to the use of the Prospectus and any amendment or supplement to the Prospectus by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities in accordance with the terms thereof and with U.S. Federal securities laws and Blue Sky laws covered by the Prospectus or any amendment or supplement thereto;

             (x) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of securities of this type) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all as may be reasonably requested by any Holder of Transfer Restricted Securities or the underwriter(s), if any, in connection with any sale or resale of Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and the Guarantors shall (A) make such representations and warranties to the Holders of such Transfer Restricted Securities and the underwriters, if any, with respect to the business of the Company and its Subsidiaries (including with respect to businesses or assets acquired or to be acquired by any of them), and the Shelf Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, sub-stance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when customarily requested; (B) obtain opinions of counsel to the Company and the Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the underwriters, if any, and special counsel to the Holders of the Transfer Restricted Securities being sold), addressed to each selling Holder of Transfer Restricted Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters, if any, and special counsel to Holders of Transfer Restricted Securities; (C) use their reasonable best efforts to obtain customary "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company or any such subsidiary for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed (where reasonably possible) to each selling Holder of Transfer Restricted Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; (D) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling Holders and the underwriters, if any, than those set forth in Section 8 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered by such Shelf Registration Statement and the underwriters, if any); and (E) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold and the underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

          If at any time the representations and warranties of the Company and the Guarantors contemplated in clause (A) above cease to be true and correct, the Company shall so advise the Initial Purchaser and the underwriter(s), if any, and each selling Holder promptly and, if requested by any of them, shall confirm such advice in writing;

             (xi) prior to any public offering of Transfer Restricted Securities, cooperate with and cause the Guarantors to cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification (or exemption from such registration or qualification) of the Transfer Restricted Securities for offer and sale under the securities or Blue Sky laws of such ju-
     risdictions as the selling Holders and underwriter(s), if any, may reasonably request in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Registration Statement; provided, however, that neither the Company nor the Guarantors shall be
     --------  -------
     required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

             (xii) if a Shelf Registration is filed pursuant to Section 4(a), cooperate with the selling Holders of Registrable Securities and the managing Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing Underwriters, if any, or Holders may reasonably request;

             (xiii) in connection with any sale or transfer of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with and cause the Guarantors to cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

             (xiv) use their reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers of such Transfer Restricted Securities or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xi) above;

             (xv) if any fact or event contemplated by Section 6(c)(iii)(D) of this Agreement shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated in such Registration Statement or Prospectus by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading and the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading;

             (xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities that are in a form eligible for deposit with The Depository Trust Company;

             (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the
     NASD);

             (xviii) otherwise use their reasonable best efforts to comply with all applicable rules and regulations of the Commission in regards to any Registration Statement, and make generally available to its securityholders, as soon as practicable, a consolidated earning statement of the Company meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or reasonable best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

             (xix) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture, if any, as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their best efforts to cause the Trustee to execute, all customary documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

             Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) of this Agreement, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) of this Agreement, or until it is advised in writing (the "Advice") by
                                                                    ------
the

Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event that the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 of this Agreement, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 6(c)(iii)(D) of this Agreement to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) of this Agreement or shall have received the Advice.

SECTION 7. REGISTRATION EXPENSES

           (a) All fees and expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement will be borne by the Company regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the New Notes to be issued in the Exchange Offer and printing of Prospectuses); (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) below, the Holders of Transfer Restricted Securities; and (v) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

           The Company and the Guarantors will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by them.

           Notwithstanding the foregoing or anything in this Agreement to the contrary, each Holder of Transfer Restricted Notes shall pay all underwriting discounts and commissions of any underwriters with respect to any Notes sold by or on behalf of it.

           (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchaser and the Holders of

Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Cahill Gordon & Reindel or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. INDEMNIFICATION

           (a) Each of the Company and the Guarantors, on a joint and several basis, agrees to indemnify and hold harmless (i) the Initial Purchaser, each Holder of Transfer Restricted Securities and each Participating Broker Dealer,
(ii) each person, if any, who controls any of the foregoing within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling
                                                                    -----------
person") and (iii) its agents, employees, officers and directors and the agents,
------
employees, officers and directors of any such controlling person (collectively, the "Indemnified Persons") from and against any and all losses, liabilities,
     -------------------
claims, damages and expenses whatsoever (including but not limited to reasonable fees of not more than one separate law firm (in addition to local counsel) and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company
                                            --------  -------
and the Guarantors will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Indemnified Person relating to such Indemnified Person expressly for use therein. This indemnity agreement will be in addition to any liability that the Company and the Guarantors may otherwise have, including, but not limited to, liability under this Agreement.

           If any action is brought against any Indemnified Persons or any such person in respect of which indemnity may be sought against the Company and the Guarantors pursuant to the foregoing paragraph, such Indemnified Persons or such person shall promptly notify the indemnifying party in writing of the institution of such action and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which they may have to the Indemnified Persons or any such person or otherwise. Such Indemnified Persons shall have the right to employ its own counsel in any such case, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Persons unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the indemnifying party and paid as incurred (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). The indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent but if settled with the written consent of the indemnifying party, the indemnifying party agrees to indemnify and hold harmless any Indemnified Persons and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (b) In connection with any Registration Statement pursuant to which a Holder of Transfer Restricted Securities offers or sells Transfer Restricted Securities, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, their respective directors and officers and any person controlling the Company or a

Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each of their agents, employees, officers and directors and the agents, employees, officers and directors of such controlling person from and against any losses, liabilities, claims, damages and expenses (including but not limited to reasonable fees of not more than one separate law firm (in addition to local counsel) and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all reasonable amounts paid in settlement of any claim or litigation) to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to such Holder furnished to the Company by such Holder in writing expressly for use therein.

          If any action is brought against the Company or a Guarantor or any such person in respect of which indemnity may be sought against any Holder of Transfer Restricted Securities pursuant to the foregoing paragraph, the Company, the Guarantors or such person shall promptly notify such Holder in writing of the institution of such action and such Holder shall assume the defense of such action, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify such Holder shall not relieve such Holder from any liability which they may have to the Company, the Guarantors or any such person or otherwise. The Company, the Guarantors or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Holder of Transfer Restricted Securities in connection with the defense of such action or such Holder shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to such Holder (in which case such Holder shall not have the right to direct the defense of such action on behalf of the indemnified party or parties, but such Holder may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Holder), in any of which events such fees and expenses shall be borne by such Holder and paid as incurred (it being understood, however, that such Holder shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, any Holder of Transfer Restricted Securities shall not be liable for any settlement of any such claim or action effected without the written consent of such Holder but if settled with the written consent of such Holder, such Holder agrees to indemnify and hold harmless the Company, the Guarantors and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (c) In order to provide for contribution in circumstances in which the indemnification provided for in paragraphs (a) and (b) of this Section 8 is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under this Section 8, the Company, the Guarantors and the Indemnified Persons shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action or any claims asserted) to which the Company and/or the Guarantors and the Indemnified Persons may be subject (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Indemnified Persons, on the other hand, from the offering of the Old Notes or, (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Indemnified Persons, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Indemnified Persons, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering of Old Notes (net of discounts and commissions but before deducting expenses) received by the Company as set forth in the table on the cover page of the Offering Memorandum bear to the total proceeds received by such Holder with respect to its sale of Transfer Restricted Securities or New Notes. The relative fault of the Company and the Guarantors, on the one hand, and the Indemnified Persons, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Indemnified Persons and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

          The Company, the Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this paragraph (c) of this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of paragraph (c) of this
Section 8, (i) in no case shall an Indemnified Person be required to contribute any amount in excess of the amount by which the total proceeds received by such Indemnified Person with respect to its sale of its Transfer Restricted Securities or New Notes, as the case may be, exceeds the amount of any damages that such Indemnified Person has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (c) of this Section 8, each person, if any, who controls an Indemnified Person within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Indemnified Person, and each person, if any, who controls the Company or the Guarantors within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Guarantors, respectively, where applicable, subject in each case to clauses (i) and (ii) of this paragraph. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph 8(c), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this paragraph (c) of this Section 8 or otherwise; provided, however,
                                                              --------  -------
that no additional notice shall be required with respect to any action for which notice has been given under paragraphs (a) or (b) of this Section 8 for purposes of indemnification. No party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that
                                                         --------  -------
such written consent was not unreasonably withheld.

SECTION 9.  RULE 144A

          The Company and the Guarantors shall use their best efforts, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale of such securities and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10.  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

          No Holder may participate in any Underwritten Registration under this Agreement unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled under this Agreement to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorneys, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11.  SELECTION OF UNDERWRITERS

          The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be
               --------
reasonably satisfactory to the Company.

SECTION 12.  MISCELLANEOUS

          (a)  Remedies.  Each Holder, in addition to being entitled to exercise
               --------
all rights provided in this Agreement, in the Indenture, the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any Action for specific performance that a remedy at law would be adequate.

          (b)  No Inconsistent Agreements.  Each of the Company and the
               --------------------------
Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions of this Agreement. The Company will not have previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders under this Agreement do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date of this Agreement.

          (c)  Adjustments Affecting the Notes.  Without the written consent of
               -------------------------------
the Holders of a majority in aggregate principal amount of outstanding Transfer Restricted Notes, the Company and the Guarantors will not take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

          (d)  Amendments and Waivers.  The provisions of this Agreement may not
               ----------------------
be amended, modified or supplemented, and waivers or consents to or departures from the provisions of this Agreement may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions of this Agreement that relates exclusively to the rights of Holders whose securities are being sold or tendered pursuant to a Registration Statement and that does not affect directly or indirectly the rights of other Holders whose securities are not being sold or tendered pursuant to such Registration Statement may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being so sold or tendered.

          (e)  Notices.  All notices and other communications provided for or
               -------
permitted hereunder shall be made in writing by hand-delivering, first-class mail (registered or certified, return receipt requested), telex, telecopier or air courier guaranteeing overnight delivery:

             (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

             (ii) if to the Company, the Guarantor or the Subsidiary Guarantors, at:

                  AEI Resources, Inc.

                  1500 North Big Run Road
                  Ashland, Kentucky 41102
                  Facsimile:  (606) 928-0450
                  Attention:  Treasurer/Controller

                  with a copy to:

                  Brown, Todd & Heyburn PLLC
                  2700 Lexington Financial Center
                  Lexington, Kentucky 40507-1749

                  Facsimile:  (606) 231-0011
                  Attention:  Paul Sullivan, Esq.

          All such notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed;
(iii) when answered back, if telexed; (iv) when receipt acknowledged, if telecopied; and (v) on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

          (f)  Successors and Assigns.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the successors and permitted assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities.

          (g)  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h)  Captions.  The captions included in this Agreement are included
               --------
solely for convenience of reference and are not to be considered a part of this Agreement.

          (i)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

          (j)  Submission to Jurisdiction.  The Company and the Guarantors
               --------------------------
irrevocably submit to the nonexclusive jurisdiction of any State or Federal court sitting in New York over any suit, action or proceeding arising out of or relating to this agreement. The Company and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection it may now or thereafter have to the laying of venue of any such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company and the Guarantors agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Company and the Guarantors and may be enforced in any other courts to the jurisdiction of which the Company and the Guarantors are or may be subject, by suit upon such judgment. The Company and the Guarantors hereby appoint, without power of revocation, CT Corporation System as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding arising out of or relating to this letter.

          (k)  Severability.  In the event that any one or more of the
               ------------
provisions contained in this Agreement, or the application of any such provision in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be affected or impaired thereby.

          (l)  Entire Agreement.  This Agreement together with the other
               ----------------
Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties to this Agreement in respect of the subject matter contained in this Agreement. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to in this Agreement with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                           [Signatures on Next Page]

          IN WITNESS WHEREOF, the parties have executed this Senior Subordinated Note Registration Rights Agreement as of the date first written above.

                              AEI RESOURCES, INC.

                              By: /s/ John E. Baum
                                 ______________________________
                                 Name: John E. Baum
                                 Title:

                               Confirmed and agreed to as Guarantors:

                               17 WEST MINING, INC.,
                               ACECO, INC.,
                               ADDINGTON MINING, INC.,
                               AEI COAL SALES COMPANY, INC.,
                               AEI HOLDING COMPANY, INC.,
                               AEI RESOURCES HOLDING, INC.,
                               AMERICOAL DEVELOPMENT COMPANY,
                               APPALACHIAN REALTY COMPANY,
                               AYRSHIRE LAND COMPANY,
                               BELLAIRE TRUCKING COMPANY,
                               BLUEGRASS COAL DEVELOPMENT
                                 COMPANY,
                               BOWIE RESOURCES LIMITED
                               CC COAL COMPANY,
                               COAL VENTURES HOLDING
                                 COMPANY, INC.,
                               EAST KENTUCKY ENERGY CORPORATION,
                               EMPLOYEE BENEFITS MANAGEMENT, INC.,
                               ENCOAL CORPORATION,
                               ENERZ CORPORATION,
                               EVERGREEN MINING COMPANY,
                               FAIRVIEW LAND COMPANY,
                               FRANKLIN COAL SALES COMPANY,
                               GRASSY COVE COAL MINING COMPANY,
                               HERITAGE MINING COMPANY,
                               HIGHLAND COAL, INC.,
                               IKERD-BANDY CO., INC.,
                               KERMIT COAL COMPANY,
                               LESLIE RESOURCES, INC.,
                               LESLIE RESOURCES MANAGEMENT, INC.,
                               MEADOWLARK, INC.,
                               MEGA MINERALS, INC.,
                               MIDWEST COAL SALES COMPANY,
                               MID-VOL LEASING, INC.
                               MINING TECHNOLOGIES, INC.,
                               MOUNTAIN-CLAY, INCORPORATED (d/b/a
                                 Mountain Clay, Inc.),
                               PHOENIX LAND COMPANY,
                               PREMIUM PROCESSING, INC.,
                               PREMIUM COAL DEVELOPMENT COMPANY,
                               PRO-LAND, INC. (d/b/a Kem Coal Company)

                               R.& F. COAL COMPANY,
                               RIVER COAL COMPANY, INC.,
                               ROARING CREEK COAL COMPANY,
                               SHIPYARD RIVER COAL TERMINAL COMPANY,
                               STRAIGHT CREEK COAL RESOURCES COMPANY,
                               TENNESSEE MINING, INC.,
                               TURRIS COAL COMPANY,
                               WYOMING COAL TECHNOLOGY, INC.,
                               ZEIGLER COAL HOLDING COMPANY,
                               ZEIGLER ENVIRONMENTAL SERVICES COMPANY,
                               ZENERGY, INC.,
                                 each as Guarantor

                               By:  /s/ John E. Baum
                                    _____________________________________
                                    Name: John E. Baum
                                    Title:

                              BEECH COAL COMPANY,
                              CANNELTON, INC.,
                              CANNELTON INDUSTRIES, INC.,
                              CANNELTON LAND COMPANY,
                              CANNELTON SALES COMPANY,
                              DUNN COAL & DOCK COMPANY,
                              HAYMAN HOLDINGS, INC.,
                              KANAWHA CORPORATION,
                              KINDILL HOLDING, INC.,
                              KINDILL MINING, INC.,
                              MIDWEST COAL COMPANY ,
                              MOUNTAINEER COAL DEVELOPMENT
                                COMPANY,
                              MOUNTAIN COALS CORPORATION,
                              OLD BEN COAL COMPANY,
                              WEST VIRGINIA-INDIANA COAL HOLDING
                                COMPANY, INC.,
                                each as Guarantor

                              By:  /s/ William H. Haselhoff
                                   __________________________
                                   Name: William H. Haselhoff
                                   Title:

                              BENTLEY COAL COMPANY,
                              SKYLINE COAL COMPANY,
                              KENTUCKY PRINCE MINING COMPANY,
                                each as Guarantor

                              By:  GRASSY COVE COAL MINING   COMPANY,
                                    ROARING CREEK COAL COMPANY,
                                    each as General Partner of each of the
                                    entities listed above

                              By:   /s/ John E. Baum
                                    _______________________________
                                    Name: John E. Baum
                                    Title:

                              NUCOAL, LLC,
                               as Guarantor

                              By:  AMERICOAL DEVELOPMENT COMPANY
                                    ENCOAL CORPORATION
                                    each as Member

                              By:  /s/ John E. Baum
                                   ________________________________
                                   Name: John E. Baum
                                   Title:

                              Confirmed and Accepted and agreed as of the date first above written:

                              WARBURG DILLON READ LLC,
                                as Initial Purchaser

                              By: /s/ Kaj Ahlburg
                                  ________________________________
                                  Name: Kaj Ahlburg
                                  Title: Executive Director Leveraged Finance

                              By: /s/ David W. Barth
                                  ________________________________
                                  Name: David W. Barth
                                  Title: Associate Director Leveraged Finance